UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒    Definitive Proxy Statement
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☐    Soliciting Material under §240.14a-12

W. R. Grace & Co.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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W. R. Grace & Co.
7500 Grace Drive
Columbia, Maryland 21044

Notice of 2016 Annual Meeting &
Proxy Statement

Date of Notice: March 24, 2016

Fred Festa Chairman and Chief Executive Officer
T +1 410.531.4000
W. R. Grace & Co. 7500 Grace Drive Columbia, MD 20144

March 24, 2016

To Our Stockholders:

I am pleased to announce the Annual Meeting of Stockholders of W. R. Grace & Co. to be held on Thursday, May 5, 2016 at 9:00 a.m. Eastern Time at the Ten Oaks Ballroom and Conference Center, 5000 Signal Bell Lane, Clarksville, Maryland 21029.

We are taking advantage of the Securities and Exchange Commission rule that allows us to furnish proxy materials to you over the Internet. This e-proxy process expedites your receipt of proxy materials, lowers our costs and reduces the environmental impact of our Annual Meeting. Today, we sent to most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2016 Proxy Statement and 2015 Annual Report to Stockholders and how to vote via the Internet. Other stockholders will receive a copy of the proxy statement and annual report by mail or e-mail. The matters to be acted upon at the Annual Meeting are described in the Notice of Annual Meeting and 2016 Proxy Statement.

We are pleased to offer multiple methods for voting your shares. As detailed in the “Questions and Answers” section of this Proxy Statement, you can vote your shares via the Internet, by telephone, by mail or by written ballot at the Annual Meeting. We encourage you to use the Internet to vote your shares as it is the most cost-effective method.

To ensure that you have a say in the governance of Grace, it is important that you vote your shares. Please review the proxy materials and follow the instructions to vote your shares. I look forward to receiving your input.

Sincerely,

Fred E. Festa
Chairman and Chief Executive Officer

To the Holders of Common Stock of
W. R. Grace & Co.

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

to be held on

May 5, 2016

The 2016 Annual Meeting of Stockholders of W. R. Grace & Co., a Delaware corporation (the "Annual Meeting"), will be held on Thursday, May 5, 2016 at 9:00 a.m. Eastern Time at the Ten Oaks Ballroom and Conference Center, 5000 Signal Bell Lane, Clarksville, Maryland 21029. At the Annual Meeting, stockholders will vote on the following matters:

1.	The election of two directors for a term expiring in 2019;

2.	The ratification of PricewaterhouseCoopers LLP as Grace’s independent registered public accounting firm for 2016;

3.	An advisory vote to approve the compensation of Grace's named executive officers as described in the Proxy Statement; and

4.	Any other business properly brought before the Annual Meeting or any postponement or adjournment thereof.

The Board of Directors has fixed the close of business on March 8, 2016 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. This notice and the accompanying proxy materials are sent to you by order of the Board of Directors.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to vote as promptly as possible by Internet, by phone or by mail.

By Order of the Board of Directors
Mark A. Shelnitz
Vice President, General Counsel & Secretary

March 24, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 5, 2016

This Notice and the Proxy Statement and Annual Report on Form 10-K
are available at proxymaterials.grace.com

Grace®, the Grace® logo and, except as may otherwise be indicated, the other trademarks, service marks or trade names used in this Proxy Statement are trademarks, service marks or trade names of operating units of W. R. Grace & Co. or its subsidiaries.

Unless the context otherwise indicates, in this document the terms "Grace," "we," "us," "our" or the "Company" mean W. R. Grace & Co. and/or its consolidated subsidiaries. Unless otherwise indicated, the contents of websites mentioned in this Proxy Statement are not incorporated by reference or otherwise made a part of this Proxy Statement.

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
MAY 5, 2016

The Board of Directors of W. R. Grace & Co. is soliciting proxies for our 2016 Annual Meeting of Stockholders (the "Annual Meeting"). We are providing these proxy materials to you because our records indicate that you owned shares of Grace common stock as of March 8, 2016, the record date for our 2016 Annual Meeting of Stockholders to be held on Thursday, May 5, 2016 at 9:00 a.m. Eastern Time at the Ten Oaks Ballroom and Conference Center, 5000 Signal Bell Lane, Clarksville, Maryland 21029. Such ownership entitles you to vote at the Annual Meeting. By use of a proxy you can vote, whether or not you attend the Annual Meeting. This Proxy Statement describes the matters we would like you to vote on and provides information on those matters so you can make an informed decision. This Proxy Statement and proxy were first made available on the Internet or mailed to stockholders on or about March 24, 2016.

SUMMARY OF VOTING MATTERS AND BOARD RECOMMENDATIONS

The following proposals will be voted on at the 2016 Annual Meeting of Stockholders:

Proposals	For More Information	Board Recommendation
Proposal 1: Election of Directors	Page 18	FOR Each Nominee
Nominees—Class II (Term expiring 2019)
Diane H. Gulyas
Jeffry N. Quinn
Proposal 2: Ratification of appointment of independent registered public accounting firm	Page 35	FOR
Proposal 3: Advisory vote to approve compensation of Grace's named executive officers	Page 38	FOR

If you are a stockholder of record, you may cast your vote in any of the following ways:

•	by Internet at www.proxypush.com/gra (we encourage you to vote this way as it is the most cost-effective method and reduces the environmental impact of our Annual Meeting);

•	by toll-free telephone at 1-866-883-3382 in the USA, U.S. territories and Canada on a touch tone telephone;

•	by completing and returning your proxy card before May 4, 2016; or

•	by written ballot in person at the Annual Meeting.

If you hold shares through a broker, bank, financial institution or other nominee or intermediary that serves as stockholder of record, you may cast your vote by complying with the instructions of your nominee or intermediary set forth on the voting instruction card.

QUESTIONS AND ANSWERS
ABOUT THE ANNUAL MEETING AND THE VOTING PROCESS

Quick Reference Guide

1.	Why am I receiving these materials?	18.	Proxy cards & voting instruction cards
2.	Notice of Internet availability	19.	Multiple sets of proxy materials
3.	What is included in proxy materials?	20.	Who can attend the meeting?
4.	Internet access to meeting materials	21.	What do I need to attend the meeting?
5.	What am I voting on?	22.	Will there be a presentation?
6.	Board voting recommendations	23.	Can I bring a guest to the meeting?
7.	Will any other matters be voted on?	24.	Votes necessary to hold the meeting
8.	Who can vote? Number of votes per share	25.	How proxies are solicited; costs
9.	How do I vote?	26.	Nominations of directors
10.	Can I change my vote?	27.	Stockholder proposals - Rule 14a-8
11.	What is the deadline for voting shares?	28.	Requirements for 2017 proposals
12.	Is my voting privacy protected?	29.	Grace corporate governance materials
13.	Who will count the votes?	30.	Obtaining governance materials
14.	Record and beneficial owners	31.	Business ethics and conflicts policies
15.	Why is it important for me to vote?	32.	How do I obtain more information?
16.	What is the effect of not voting?	33.	Multiple stockholders in household
17.	Vote required to approve each proposal
Question 1:    Why am I receiving these materials?
We are providing these proxy materials to you because our records indicate that you owned shares of Grace common stock as of March 8, 2016, the record date for our 2016 Annual Meeting of Stockholders to be held on Thursday, May 5, 2016 at 9:00 a.m. Eastern Time at the Ten Oaks Ballroom and Conference Center, 5000 Signal Bell Lane, Clarksville, Maryland 21029. These materials were first made available on the Internet or mailed to stockholders on or about March 24, 2016. You are welcome to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement. This Proxy Statement will provide you with the information necessary to make an informed voting decision on the proposals to be presented at the Annual Meeting.

Question 2:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with rules and regulations adopted by the Securities and Exchange Commission, or SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we may furnish proxy materials, including this Proxy Statement and our 2015 Annual Report to Stockholders, by providing access to such documents via the Internet. This e-proxy process expedites stockholders’ receipt of proxy materials, lowers our costs and reduces the environmental impact of our Annual Meeting.
Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, we have mailed a Notice of Internet Availability of Proxy Materials that will tell you how to access and review all of the proxy materials on the Internet. The notice also tells you how to vote on the Internet. If you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions for requesting such materials in the notice.

Question 3:    What is included in a full set of proxy materials?
The proxy materials include:

•	Proxy Statement for the Annual Meeting (including the Notice of Annual Meeting of Stockholders);

•	2015 Annual Report to Stockholders, which includes our audited consolidated financial statements; and

•	If you are a stockholder of record, the proxy card; or

•	If you hold shares through a broker, bank, financial institution or other nominee or intermediary that serves as stockholder of record, a voting instruction card.
Question 4:    Can I access the Annual Meeting materials via the Internet?
The Grace Notice of 2016 Annual Meeting of Stockholders, Proxy Statement for the 2016 Annual Meeting of Stockholders and 2015 Annual Report are available at: proxymaterials.grace.com and at http://investor.grace.com.
Question 5:    What am I voting on?
You are voting on THREE proposals:

Proposal One:	Election of two directors for a term of three years, with the following as our Board’s nominees:
Diane H. Gulyas
Jeffry N. Quinn

Proposal Two:	The ratification of PricewaterhouseCoopers LLP as Grace’s independent registered public accounting firm for fiscal year 2016; and

Proposal Three:	An advisory vote to approve the compensation of Grace's named executive officers as described in this Proxy Statement.

Question 6:	What are the voting recommendations of our Board?
Our Board of Directors is soliciting this proxy and recommends the following votes:
FOR each of the director nominees;
FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2016; and
FOR the advisory approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables and narrative contained in this Proxy Statement.
Question 7:    Will any other matters be voted on?
We are not aware of any other matters on which you will be asked to vote at the Annual Meeting. If other matters are properly brought before the Annual Meeting, the proxy holders will use their discretion to vote on these matters as they may arise. Furthermore, if a nominee is unable to serve or for good cause will not serve as director, then the proxy holders will vote for a Board-nominated substitute.

Question 8:    Who can vote? Number of votes per share
If you hold shares of Grace common stock as of the close of business on March 8, 2016, then you are entitled to one vote per share at the Annual Meeting. There is no cumulative voting.
Question 9:    How do I vote?
If you are the record holder of shares of Grace common stock, you may vote by following the instructions below. Technically speaking, when you vote via the Internet, by telephone or by mail, you are authorizing a proxy to vote your shares at the Annual Meeting. We use the commonly recognized word "vote" in this Proxy Statement to cover this procedure. If you hold shares through a broker, bank, financial institution or other nominee or intermediary that serves as stockholder of record, you may cast your vote by complying with the instructions of your nominee or intermediary set forth on the voting instruction card.
Vote via the Internet
You may vote via the Internet at www.proxypush.com/gra as instructed on the Notice of Internet Availability of Proxy Materials at or before 11:59 p.m., Eastern Time, on May 4, 2016. We provide voting instructions on the website for you to follow. Internet voting is available 24 hours a day, seven days a week. You will be given the opportunity to confirm that your instructions have been recorded properly. If you vote your shares via the Internet, you do not need to return a proxy card. Please see the notice or proxy card for Internet voting instructions. We encourage you to vote this way as it is the most cost-effective method and it reduces the environmental impact of the Annual Meeting.
Vote by telephone
You may vote by toll-free telephone by calling 1-866-883-3382 in the USA, U.S. territories and Canada on a touch tone telephone and following the instructions provided on the telephone line at or before 11:59 p.m., Eastern Time, on May 4, 2016. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been recorded properly. If you vote by telephone, you do not need to return a proxy card. Please see the proxy card for telephone voting instructions.
Vote by mail
If you have received a paper proxy card and choose to vote your shares by mail, simply mark your proxy card or voting instruction card, sign and date it, and return it in the postage-paid envelope provided before the close of business on May 4, 2016.
Vote in-person
You may attend the Annual Meeting in person and complete a written ballot. If you hold shares through a broker, bank, financial institution or other nominee or intermediary that serves as stockholder of record, you must obtain a written proxy, executed in your favor, from the record holder to be able to vote in person at the Annual Meeting.
Question 10:    Can I change my vote?
Yes.
You can change your vote or revoke your proxy by:

•	entering a new vote by Internet or telephone at or before 11:59 p.m., Eastern Time, on May 4, 2016;

•	returning a later-dated proxy card by mail before the close of business on May 4, 2016;

•	notifying our Corporate Secretary, Mark A. Shelnitz, by written revocation letter to the address listed on the front page of this Proxy Statement before the Annual Meeting; or

•	by attending the Annual Meeting and completing and submitting a written ballot.
If you hold shares through a broker, bank, financial institution or other nominee or intermediary that serves as stockholder of record, you can change your vote or revoke your proxy by complying with the instructions of your nominee or intermediary set forth on the voting instruction card.

Question 11:	What is the deadline for voting my shares if I do not intend to vote in person at the Annual Meeting?
If you do not intend to vote in person at the Annual Meeting, your signed proxy card must be received before the close of business on May 4, 2016. You may also vote by Internet or by telephone at or before 11:59 p.m., Eastern Time, on May 4, 2016. If you hold shares through a broker, bank, financial institution or other nominee or intermediary that serves as stockholder of record, you must comply with the instructions of your nominee or intermediary set forth on the voting instruction card.
Question 12:    Is my voting privacy protected?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within Grace or to third parties, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the votes; and (3) to facilitate a successful proxy solicitation.
Question 13:    Who will count the votes?
Our transfer agent, Wells Fargo Shareowner Services, referred to herein as Wells Fargo, has been appointed as inspectors of election. Its representatives will attend the Annual Meeting and will count the votes.

Question 14:	What is the difference between holding shares as a stockholder of record versus as a beneficial owner?
Many of our stockholders hold their shares as beneficial owner through a broker, bank, financial institution or other nominee or intermediary that serves as stockholder of record, rather than directly in their own name as stockholder of record. As summarized below, there are some differences between shares held directly as stockholder of record and those owned beneficially through a nominee or intermediary that serves as stockholder of record:
Stockholders of Record
If your shares are registered directly in your name with our transfer agent, Wells Fargo, you are considered the stockholder of record with respect to those shares, and the Notice of Annual Meeting and proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us, or to vote in person at the Annual Meeting. If you have requested printed proxy materials, we have enclosed a proxy card for you to use.
Beneficial Owners
If your shares are held in a stock brokerage account or by a bank, financial institution or other nominee or intermediary, you are considered the beneficial owner of shares held in “street name,” and the Notice of Annual Meeting and these proxy materials are being forwarded to you by your nominee or intermediary who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your nominee or intermediary on how to vote and are also welcome to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request, complete and deliver a legal proxy from your nominee or intermediary. If you requested printed proxy materials, your nominee or intermediary should have enclosed a voting instruction card for you to use in directing the nominee or intermediary regarding how to vote your shares. If a voting instruction card was not included in the printed proxy materials, please contact your nominee or intermediary to determine how to provide voting instructions.
Question 15:    Why is it important for me to vote?
If you do not vote, your shares may not be represented at the Annual Meeting. This may result in matters not receiving the number of votes necessary for their approval.
Question 16:    What is the effect of not voting?
Shares you own in “street name” through a broker, bank, financial institution or other nominee or intermediary and you do not vote:
In the absence of your voting instructions, your broker, bank, financial institution or other nominee or intermediary may or may not vote your shares at its discretion depending on the proposals before the Annual Meeting. We understand that your nominee or intermediary may vote your shares at its discretion on “routine matters” and that your nominee or intermediary may not vote your shares on proposals that are not “routine.” When your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because of the absence of voting instructions, a “broker non-vote” occurs. Broker non-voted shares count toward the quorum requirement, but are not counted as voted for or against a proposal, or as abstentions, nor are they counted to determine the number of votes present for a particular proposal.
We believe that Proposal Two (Ratification of PricewaterhouseCoopers LLP as our independent registered public accountants) is a routine matter on which nominees or intermediaries can vote on behalf of their clients if clients do not furnish voting instructions. Proposals One and Three are non-routine matters so your nominee or intermediary is not entitled to vote your shares on these proposals without your instructions.
Shares you own that are directly registered in your name and you return a proxy card without giving specific voting instructions:
If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, your shares will count toward the quorum requirement and the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this proxy statement and the proxy holders may vote in their discretion for any other matters properly presented for a vote at the Annual Meeting.
Shares you own that are directly registered in your name and you do not return a proxy card and you do not vote:
In this case, your unvoted shares will not be represented at the Annual Meeting and will not count toward the quorum requirement. If a quorum is obtained, your unvoted shares will not impact Proposal One or whether stockholders approve or reject Proposals Two or Three.

Question 17:	What vote is required to approve each proposal, assuming a quorum is present at the Annual Meeting?
The required vote to approve each proposal will depend on the proposal.

•
Proposal One:    In January 2015, we adopted a majority voting standard for the election of directors. Under this voting standard, once a quorum has been established with respect to an election that is not contested, directors are elected by a majority of the votes cast. This means that the number of shares voted FOR a director nominee must exceed the number of shares voted AGAINST that director nominee. Abstentions and broker non-votes are not counted as a vote cast either FOR or AGAINST a director nominee. Under our Certificate of Incorporation, our By-laws and the Delaware General Corporation Law, a director holds office until a successor is elected and qualified or until his or her earlier resignation or removal. If a director standing for re-election is not elected by the requisite majority of the votes cast in an uncontested election, that director must tender his or her resignation following certification of the stockholder vote. The Nominating and Governance Committee of our Board of Directors will make a recommendation to our Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. Our Board of Directors will consider and act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. Any director who offers his or her resignation will not participate in the Committee’s or our Board of Directors’ decision. In a contested election, where the number of nominees exceeds the number of directors to be elected as provided in our By-laws, directors will be elected by a plurality of the votes cast. The election of directors at the Annual Meeting is uncontested and, therefore, the majority voting standard will apply.

•
Proposal Two:    The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote is required to approve the ratification of the appointment of PricewaterhouseCoopers LLP as Grace's independent registered public accounting firm for fiscal year 2016. This means that abstentions will have the same effect as votes against the proposal. We do not expect broker non-votes (described above) on Proposal Two since we believe this is a "routine" matter.

•
Proposal Three:    The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote is required to approve the advisory vote on the compensation of our named executive officers. This means that abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of the vote. Because your vote is advisory, it will not be binding on our Board or Grace. However, our Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Question 18:    What shares are covered by my proxy card or voting instruction card?
The shares covered by your proxy card represent the shares of Grace common stock that are registered directly in your name with our transfer agent, Wells Fargo. If your shares are held in a brokerage account or by a bank, financial institution or other nominee or intermediary, you will not receive a proxy card; you are considered the beneficial owner of shares and your nominee or intermediary should have enclosed a voting instruction card for you to use in directing how to vote your shares.
Question 19:    What does it mean if I get more than one set of proxy materials?
It means your shares are held in more than one account. You should vote the shares represented by the proxy materials using one of the four ways to vote. To provide better stockholder services, we encourage you to register all of your shares that are held directly in the same name and address. You may do this by contacting our transfer agent, Wells Fargo, toll-free at 1-800-648-8392 or 1-651-450-4064 (Outside the U.S.).
Question 20:    Who can attend the Annual Meeting?
All stockholders of record and their duly appointed proxies and all beneficial owners of shares held through a broker, bank, financial institution or other nominee or intermediary that serves as stockholder of record, as of the close of business on March 8, 2016, may attend the Annual Meeting.

Question 21:    What do I need to do to attend the Annual Meeting?
To attend the Annual Meeting, please follow these instructions:

•	If shares you own are registered in your name, bring your proof of ownership of Grace common stock;

•
If you hold shares through a broker, bank, financial institution or other nominee or intermediary that serves as stockholder of record, bring proof of your beneficial ownership of the shares through such nominee or intermediary as of March 8, 2016, the record date for the Annual Meeting;

•	Bring a form of photo identification; and

•	Do not bring cameras, recording devices or other electronic devices as they will not be permitted at the Annual Meeting.
Question 22:    Will there be a management presentation at the Annual Meeting?
No, there will be no management presentation; however, our Board of Directors and management will be available to respond to questions from stockholders in attendance at the Annual Meeting.
Question 23:    Can I bring a guest to the Annual Meeting?
While bringing a single guest to accompany a person described in the answer to Question 20 above is not strictly prohibited, please be aware that seating is limited at the Annual Meeting and that stockholders of record, their duly appointed proxies and beneficial owners have priority.
Question 24:    How many votes must be present to hold the Annual Meeting?
A majority of the shares entitled to vote generally in the election of directors outstanding on the March 8, 2016, record date constitutes a quorum for voting at the Annual Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes (as described above) will be counted in determining the quorum. On the record date, 70,636,336 shares of Grace common stock were outstanding and entitled to vote at the Annual Meeting.
Question 25:    How are proxies solicited and how are costs of solicitation managed?
We will primarily solicit proxies by mail and/or email, and we will cover the expense of such solicitation. Our officers and employees may also solicit proxies for no additional compensation. We may reimburse nominees or intermediaries for reasonable expenses that they incur in sending these proxy materials to you if a nominee or intermediary holds your shares.

Question 26:	How do I recommend someone to be considered for nomination by the Board of Directors as a director?
You may recommend any person as a candidate for nomination by our Board of Directors as a director by writing to Mark A. Shelnitz, our Vice President, General Counsel and Secretary. Your letter must include all of the information required by our By-laws for director nominations including, but not limited to, the candidate’s name, biographical data, and qualifications, as well as the written consent of the person to serve as a director and appear in the proxy statement. The Nominating and Governance Committee reviews all submissions of recommendations from stockholders. The Nominating and Governance Committee will determine whether the candidate is qualified to serve on our Board of Directors by evaluating the candidate using the criteria contained under the caption “Director Qualifications” in Section 3 of the Grace Corporate Governance Principles and shall make a determination as to whether to nominate the candidate for election or to fill a vacancy on our Board that arises during the year in which the recommendation is received. Copies of our Corporate Governance Principles are provided at our website at www.grace.com/en-us/corporate-leadership/Pages/

Governance.aspx, or you may request a copy of these materials by contacting Grace Shareholder Services at the address or phone number provided in the Questions and Answers section of this Proxy Statement and these materials will be mailed to you at no cost.

Question 27:	When are stockholder proposals to be included in the Grace proxy materials for the 2017 Annual Meeting of Stockholders pursuant to Rule 14a-8 due to Grace?
Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, we must receive stockholder proposals in writing by November 24, 2016, to consider them for inclusion in our proxy materials for the 2017 Annual Meeting of Stockholders.

Question 28:
What are the requirements for proposing business for the 2017 Annual Meeting of Stockholders, including stockholder nominations for director candidates, that is not submitted for inclusion in the Grace proxy materials?

A stockholder who intends to propose business, including stockholder nominations for director candidates, at the 2017 Annual Meeting, other than pursuant to Rule 14a-8 of the Exchange Act must comply with the requirements set forth in our By-laws. Among other things, a stockholder must give us written notice of the intent to propose business for the 2017 Annual Meeting not earlier than the close of business on the 120th day prior to, and not later than the close of business on the 90th day prior to, the first anniversary of the preceding year's annual meeting of stockholders. Therefore, based upon the Annual Meeting date of May 5, 2016, Grace’s Corporate Secretary must receive notice of a stockholder's intent to propose business for the 2017 Annual Meeting, no sooner than the close of business on January 5, 2017, and no later than the close of business on February 4, 2017. Notwithstanding the foregoing, if the date of the 2017 Annual Meeting is more than 30 days before or more than 60 days after the anniversary date of the 2016 Annual Meeting, then notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to the date of the 2017 Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to the date of the 2017 Annual Meeting or (ii) if the first public announcement of the date of the 2017 Annual Meeting is less than 100 days prior to the date of the 2017 Annual Meeting, on the 10th day following the day on which we first make a public announcement of the date of the 2017 Annual Meeting.
If the notice is received after the close of business February 4, 2017, or any otherwise applicable deadline, then the notice will be considered untimely and we are not required to present the stockholder proposal at the 2017 Annual Meeting. A copy of our By-laws and the Grace Corporate Governance Principles are provided at our website at www.grace.com/en-us/corporate-leadership/Pages/Governance.aspx, or you may request a copy of these materials by contacting Grace Shareholder Services at the address or phone number provided below and these materials will be mailed to you at no cost.
Question 29:    Where can I find Grace corporate governance materials?
We have provided our Corporate Governance Principles, Business Ethics and Conflicts of Interest policies, and the Charters for the Audit, Compensation, Nominating and Governance and Corporate Responsibility Committees of our Board of Directors on our website at www.grace.com/en-us/corporate-leadership/Pages/Governance.aspx. Our filings with the Securities and Exchange Commission (including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Section 16 insider trading transactions) are available at www.sec.gov.
Our Business Ethics and Conflicts of Interest policies are applicable to the members of our Board of Directors and to all of our employees, including, but not limited to, our principal executive officer, principal financial officer, principal accounting officer or controller, or any person performing similar functions. Any amendments to or waivers of our Business Ethics and Conflicts of Interest policies that our Board of Directors approves will be disclosed on our website. We are not including the information contained on our website as part of or incorporating it by reference into this Proxy Statement.

Question 30:	How can I obtain Grace corporate governance materials if I do not have access to the Internet?
You may receive a copy of our corporate governance materials free of charge by:

•	contacting Grace Shareholder Services at 410-531-4167; or

•	writing to:
W. R. Grace & Co.
Attn: Grace Shareholder Services
7500 Grace Drive
Columbia, Maryland 21044

Question 31:	What is the process for reporting possible violations of the Grace Business Ethics and Conflicts of Interest policies?
Employees and other interested persons may anonymously report a possible violation of the Grace Business Ethics and Conflicts of Interest policies by calling The Network, a third party service, at 866-458-3947 in the U.S. and Canada, or by email to reportline@tnwinc.com. Toll-free telephone numbers for other countries can be found at www.grace.com/en-us/corporate-leadership/Pages/Governance.aspx. Reports of possible violations of the Grace Business Ethics and Conflicts of Interest policies may also be made to Mark A. Shelnitz, our Chief Ethics Officer at W. R. Grace & Co., 7500 Grace Drive, Columbia, Maryland 21044. Reports may be made anonymously, subject to certain restrictions outside the U.S.
Reports of possible violations of the Grace Business Ethics and Conflicts of Interest policies that the complainant wishes to go directly to our Board may be addressed to the Chairman of the Nominating and Governance Committee, Christopher J. Steffen. Mr. Steffen can be contacted with a letter to his attention at W. R. Grace & Co., 7500 Grace Drive, Columbia, Maryland 21044.
Reports of possible violations of financial or accounting policies may be made to the Chairman of the Audit Committee, Mark E. Tomkins. Mr. Tomkins can be contacted with a letter to his attention at W. R. Grace & Co., 7500 Grace Drive, Columbia, Maryland 21044.
Question 32:    How do I obtain more information about W. R. Grace & Co.?
To obtain additional information about Grace, you may contact Grace Shareholder Services by:

•	visiting our website at http://investor.grace.com/investor-relations-contacts;

•	contacting Grace Shareholder Services at 410-531-4167; or

•	writing to:
W. R. Grace & Co.
Attn: Grace Shareholder Services
7500 Grace Drive
Columbia, Maryland 21044

Question 33:	If more than one stockholder lives in my household, how can I obtain an extra copy of this Proxy Statement?
Pursuant to the rules of the SEC, a company may deliver to multiple stockholders sharing the same address a single copy of its Proxy Statement and Annual Report or multiple copies of the Notice of Internet Availability of Proxy Materials in a single envelope unless the company has received prior instructions to the contrary. This procedure is referred to as householding. Upon written or oral request, we will mail a separate copy of our Proxy Statement and Annual Report or a separate copy of our Notice of Internet Availability of Proxy Materials in separate envelopes to any stockholder at a shared address to which a single copy of the Proxy Statement and Annual Report or Notices of Internet Availability of Proxy Materials were delivered in a single envelope. Conversely, upon written or oral request, we will cease delivering separate copies of the Proxy Statement and Annual Report, or a separate copy of our Notice of Internet Availability of Proxy Materials in separate envelopes to any stockholders at a shared address to which multiple copies of either document were delivered in the past. You may contact us with your request by calling or writing to Grace Shareholder Services at the address or phone number provided above. We will mail materials that you request at no cost. You can also access this Proxy Statement and the Annual Report online at proxymaterials.grace.com. Stockholders who hold their shares in “street name,” that is, through a broker, bank, financial institution or other nominee or intermediary as holder of record, and who wish to change their householding instructions or obtain copies of these documents, should follow the instructions on their voting instruction card or contact the holders of record.

PROPOSAL ONE
ELECTION OF DIRECTORS
Our Board of Directors has nominated two directors for election. Diane H. Gulyas and Jeffry N. Quinn are standing for election to our Board as Class II directors for a three-year term expiring in 2019.
If a nominee becomes unable to serve or for good cause will not serve as a director, the proxies will vote for a Board-designated substitute or our Board may reduce the number of directors. Grace has no reason to believe that either of the nominees for election will be unable to serve.
Our Board of Directors determined that each of the nominees qualifies for election as a member of our Board. In making this determination, our Board believes that its membership should be composed of directors who have the highest integrity, a diversity of experience, the education and ability to understand business problems and evaluate and propose solutions, the personality to work well with others, a dedication to the interests of our stockholders, a reasoned commitment to our social responsibilities, and the time to meet their responsibilities as directors. Our Board further believes that a substantial majority of its membership should be independent. Our Board of Directors has determined that each of Ms. Gulyas and Mr. Quinn qualify as independent directors under applicable rules and regulations and Grace’s independence standards. See information contained in the "Corporate Governance—Number and Independence of Directors" section of this Proxy Statement.
All of our directors bring to our Board a wealth of leadership capabilities derived from their service in executive and managerial roles and also extensive board experience. Background information about the nominees and the continuing directors, including their business experience and directorships held during the past five years, ages as of February 15, 2016, and certain individual qualifications and skills of our directors that contribute to our Board’s effectiveness as a whole, are described below.
Our Board of Directors believes that the Grace directors as a group have backgrounds and skills important for our business. Our Board also believes that its effectiveness has been enhanced by having a blend of long-serving directors with a deep understanding of our businesses and relative newcomers who have been able to provide fresh viewpoints. The biographies below summarize the experiences, qualifications, attributes, and skills that qualify our nominees and continuing directors for service on our Board.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION
OF DIANE H. GULYAS AND JEFFRY N. QUINN

Nominees For Election as Directors
Nominees—Class II—Term to expire at the 2019 Annual Meeting

Diane H. Gulyas Age 59 Director since 2015
Served as President of the performance polymers business of E.I. DuPont De Nemours and Company which included DuPont’s engineering polymers, elastomers and films business units from 2009 to 2014. Ms. Gulyas joined DuPont in 1978 and progressed through positions of increasing responsibility including a variety of sales, marketing, technical and systems development positions, primarily in DuPont’s polymers business. Ms. Gulyas has served as vice president and general manager for DuPont’s advanced fiber business and as group vice president of DuPont’s electronic and communication technologies platform. In 2004, Ms. Gulyas was named chief marketing and sales officer of DuPont, responsible for corporate branding and marketing communications, market research, e-business and marketing/sales capability worldwide. Ms. Gulyas is a director of Mallinckrodt Pharmaceuticals and Expeditors International of Washington, Inc. and served as a director of Navistar International Corporation until 2012.

Ms. Gulyas brings to our Board her substantial and varied management experience and her strong skills in engineering, manufacturing (domestic and international), marketing and non-U.S. sales and distribution gained as a senior executive of one of the world's largest chemical companies. Ms. Gulyas also has governance and oversight experience from her service as a senior executive of a public company and her prior service on a public company board.

Jeffry N. Quinn Age 57 Director since 2012
Serves as the Chief Executive Officer and Chairman of the Board of Directors of Jason Industries, Inc., the parent company to a global family of manufacturing leaders within the seating, finishing, components and automotive acoustics markets. Mr. Quinn served as Jason’s interim Chief Executive Officer from November 2015 until his election as Chief Executive Officer in December 2015 and has served as Chairman since 2014. Mr. Quinn served as President, Chief Executive Officer and Chairman of Quinpario Acquisition Corp., a blank check company, from its inception in May 2013 until June 2014, when it completed its business combination of Jason Industries, Inc. Mr. Quinn is also the founder, Chairman and Chief Executive Officer of The Quinn Group LLC, a diversified holding company with investments in the industrial, real estate and active lifestyle sectors and Chairman, Chief Executive Officer and Managing Member of Quinpario Partners LLC an investment and operating firm. He has served in these roles since 2012. Prior to forming The Quinn Group LLC and Quinpario Partners LLC, Mr. Quinn was President, Chief Executive Officer and Chairman of the Board of Solutia Inc., a global specialty chemical and performance materials company. From 2004 to 2012, Mr. Quinn served as the President and Chief Executive Officer of Solutia, and served as the Chairman of the Board from 2006 to 2012. Solutia was sold to Eastman Chemical in 2012. Mr. Quinn joined Solutia in 2003 as Executive Vice President, Secretary, and General Counsel. In mid-2003 he added the duties of Chief Restructuring Officer to help prepare the company for its eventual filing for reorganization under Chapter 11 later that year (Solutia emerged from bankruptcy in 2008). Prior to joining Solutia, Mr. Quinn was Executive Vice President, Chief Administrative Officer, Secretary and General Counsel for Premcor Inc., which at the time was one of the nation’s largest independent refiners. Prior to Premcor, Mr. Quinn was Senior Vice President-Law & Human Resources, Secretary and General Counsel for Arch Coal, Inc. Mr. Quinn started at Arch Coal in 1986 when it was known as Arch Mineral Corporation. He became General Counsel in 1989. Mr. Quinn serves as a director of Ferro Corporation and Tronox Limited and Chairman of the Board of Directors of Quinpario Acquisition Corp. 2, a blank check company formed for the purpose of entering into a business combination. Mr. Quinn formerly served as a director of SunEdison, Inc. (formerly MEMC Electronic Materials Inc.) and Tecumseh Products Company.

Mr. Quinn brings to our Board his extensive senior level executive leadership experience in specialty chemicals and other industries and his broad experience in a wide range of functional areas, including strategic planning, mergers and acquisitions, human resources, and legal and governmental affairs. He also has extensive experience in board processes and governance.

Continuing Directors
Continuing Directors—Class I—Term to expire at the 2018 Annual Meeting

Robert F. Cummings, Jr. Age 66 Director since 2015
Served as Vice Chairman of Investment Banking at JPMorgan Chase & Co. from 2010 until his retirement on February 1, 2016.  From 2002 to 2009, Mr. Cummings served as a senior managing director at GSC Group, Inc., a privately held money management firm. He began his business career in the investment banking division of Goldman, Sachs & Co. in 1973 and was a partner of the firm from 1986 until his retirement in 1998. He served as an advisory director at Goldman Sachs until 2002. Mr. Cummings is a director of Corning Inc. and was a director of Viasystems Group, Inc. from 2002 until 2015.

Mr. Cummings brings to our Board his more than 30 years of investment banking experience advising corporate clients on financings, business development, mergers and acquisitions, and other strategic financial issues. He also has significant knowledge in the areas of technology, private equity and real estate. Mr. Cummings has substantial governance and oversight experience developed as a director of multiple public companies.

Mark E. Tomkins Age 60 Director since 2006
Served as Senior Vice President and Chief Financial Officer of Innovene, a petrochemical and oil refining company controlled by BP that is now part of the INEOS Group, from 2005 until 2006. He served as Chief Financial Officer of Vulcan Materials Company from 2001 to 2005 and CFO of Great Lakes Chemical (now Chemtura) from 1998 to 2001. Prior to joining Great Lakes Chemical, Mr. Tomkins held various mid- and upper-level financial positions with AlliedSignal (now Honeywell) and Monsanto Company. Mr. Tomkins is a certified public accountant. Mr. Tomkins is a director of ServiceMaster Global Holdings, Inc. Mr. Tomkins was formerly a director of Elevance Renewable Sciences Inc., a privately held renewable polymer and energy company and of CVR Energy, Inc. He is currently a private investor.

With his background as a Chief Financial Officer of multiple public companies, Mr. Tomkins brings to our Board his intimate knowledge of the global chemicals and petroleum industry and his experience overseeing finance and business development in major corporations. Mr. Tomkins also has substantial governance and oversight experience developed as a director of public companies.

Continuing Directors—Class III—Term to expire at the 2017 Annual Meeting

H. Furlong Baldwin Age 84 Director since 2002
Served as a director of Mercantile Bankshares Corporation from 1970 to 2003, as Chairman of the Board from 1984 to 2003 and as President and Chief Executive Officer from 1976 to 2001. Mr. Baldwin served as Chairman of NASDAQ OMX Group, Inc. until 2012 and served as a director of Platinum Underwriters Holdings, Ltd. and Allegheny Energy Inc. until 2011.

Mr. Baldwin brings to our Board the management and governance knowledge he developed as a banking chief executive and public company board member and his extensive experience in banking and finance including significant knowledge of the business development, acquisitions, capital raising, operations and financial issues facing large corporations.

Alfred E. Festa Age 56 Director since 2004
Joined Grace in 2003 and was elected Chief Executive Officer in 2005 and Chairman in 2008. He served as President from 2003 to 2011 and Chief Operating Officer from 2003 to 2005. Prior to joining Grace, Mr. Festa was a partner of Morganthaler Private Equity Partners, a venture capital and buyout firm, from 2002 to 2003. From 2000 to 2002, he was with ICG Commerce, Inc., a private company providing on-line procurement services, where he last served as President and Chief Executive Officer. Prior to that, he served as Vice President and General Manager of AlliedSignal's (now Honeywell) performance fibers business. Mr. Festa is a director of NVR, Inc., a publicly held home builder.

Mr. Festa brings to our Board his substantial leadership, sales and marketing, international business and venture capital experience. As CEO, Mr. Festa brings to our Board his intimate knowledge of all aspects of Grace's operations and strategy.

Christopher J. Steffen Age 73 Director since 2006
Served as Vice Chairman of Citicorp and its principal subsidiary, Citibank N.A., until 1996. He is currently a private investor. Mr. Steffen served as a director of Viasystems Group, Inc. and Platinum Underwriters Holdings, Ltd. until 2015 and served as a director of Accelrys, Inc. until 2012. Previously, Mr. Steffen served as Senior Vice President and Chief Financial Officer of Eastman Kodak and Executive Vice President and Chief Financial and Administrative Officer and director of Honeywell. As Lead Independent Director, Mr. Steffen presides at all executive sessions of our Board.

With his background as a financial and operational leader with companies with global operations in various industries, Mr. Steffen brings to our Board his extensive international business expertise and knowledge of financial matters and financial reporting. Mr. Steffen also has substantial governance and oversight experience developed as a director of multiple public companies.

Corporate Governance
Corporate Governance Principles
Our Board of Directors has adopted the Grace Corporate Governance Principles to provide a framework for the governance of Grace, and to promote the efficient functioning of our Board. These principles are subject to modification by our Board from time to time. You can find the Grace Corporate Governance Principles on our website at www.grace.com/en-us/corporate-leadership/Pages/Governance.aspx.
Number and Independence of Directors
Our Board of Directors determines the number of directors. Our Board currently consists of 7 members. Under our Corporate Governance Principles, a substantial majority of Grace’s directors are required to be “independent” as determined under guidelines set forth in the listing standards of the New York Stock Exchange, or NYSE. Our Board, at its February 25, 2016 meeting, affirmatively determined that all directors, other than Mr. Festa (who is also our Chief Executive Officer), are independent under NYSE rules because none of such directors has any direct or indirect material relationship with Grace or our subsidiaries, other than through his or her service as a director and as an owner of less than 1% of Grace common stock. In addition to the application of the NYSE rules, this determination was based on a number of factors, principal among them were the following:

•	none of these directors, nor any member of their immediate families, is, or at any time during the last three years was, a Grace executive officer or employee;

•	none of these directors, nor any member of their immediate families, is an executive officer of any other entity with whom we do any material amount of business;

•
none of these directors, nor any member of their immediate families has, during the last three years, received more than $50,000 in direct compensation from Grace (other than director and committee fees); and

•
none of these directors serve, or within the last three years served, as an executive officer, director, trustee or fiduciary of any charitable organization to which we made any material charitable donation.

Our Board also determined that Mr. Ronald C. Cambre, Dr. Marye Anne Fox and Ms. Janice K. Henry, who resigned from the Board of Directors and all committees in connection with the separation described below, effective February 3, 2016, were also independent as per the above.
Director Terms
Our Certificate of Incorporation provides for the division of our Board of Directors into three classes, each to serve for a three-year term. The term of one class of directors currently expires each year at the annual meeting of stockholders. Our Board may fill a vacancy by electing a new director to the same class as the director being replaced. Our Board may also create a new director position in any class and elect a director to hold the newly created position. We expect that new directors elected by our Board will stand for election by the stockholders at the next annual meeting of stockholders. At the 2016 Annual Meeting, the stockholders will vote on the election of two Class II Directors to serve for a term expiring at the 2019 Annual Meeting, unless one or more of such directors is unable to serve.
Board Leadership—Lead Independent Director
Under our Corporate Governance Principles, our Board of Directors makes a determination as to whether the Chief Executive Officer should also serve as Chairman of the Board of Directors. This determination is based upon the composition of our Board and the circumstances of Grace at the time. Our Board believes that this issue is part of the succession planning process. Our Board has considered the roles and responsibilities of each position and currently believes that Grace and its stockholders are best served by having Mr. Festa serve as both Chairman and Chief Executive Officer. Our Board of Directors believes that Mr. Festa’s service in both positions is appropriate due to his extensive industry experience, his in-depth knowledge of Grace and its highly complex, international operations and strategy, and his full appreciation of the business environment and Grace’s risk management strategies. Our Board believes that as Chairman and Chief Executive Officer, Mr. Festa can provide a single voice to management, stockholders and customers and be a vital link between management and the independent directors.
Mr. Steffen, one of our independent directors, has been elected by the independent directors to serve as the Lead Independent Director. The Lead Independent Director: presides at all meetings of our Board at which the Chairman is not present; calls and presides over executive sessions of the independent directors at each Board meeting; acts as primary liaison between the Chairman and the independent directors; approves Board meeting agendas with the Chairman; approves meeting schedules to assure that there is sufficient time for discussion of all agenda items; consults with the Chairman on major issues in advance of each Board meeting; and calls meetings of the independent directors. The Lead Independent Director also serves as a contact for Grace stockholders who wish to communicate with our Board other than through the Chairman. Our Board believes that this leadership structure is appropriate for Grace and in the best interests of Grace stockholders at this time.
Interested parties may communicate with Mr. Steffen by writing to him at the following address: Christopher J. Steffen, Lead Independent Director, c/o W. R. Grace & Co., 7500 Grace Drive, Columbia, Maryland 21044.
Standing Committees of our Board of Directors
Our Board of Directors has the following four standing committees: Audit Committee, Nominating and Governance Committee, Compensation Committee, and Corporate Responsibility Committee. Only independent directors, as independence is determined in accordance with NYSE rules, are permitted to serve on the standing committees. The Board annually selects, from among its members, the members and Chair of each standing committee.
The table below provides information with respect to current standing committee memberships of the directors as of March 8, 2016. The table also sets forth the number of meetings (including teleconference meetings) held by each Board committee in 2015:

Director	Audit	Compensation	Nominating and Governance	Corporate Responsibility
H. Furlong Baldwin	✓	✓	✓	✓
Robert F. Cummings, Jr.	✓	✓	✓	✓
Alfred E. Festa
Diane H. Gulyas	✓	✓	✓	*
Jeffry N. Quinn	✓	*	✓	✓
Christopher J. Steffen‡	✓	✓	*	✓
Mark E. Tomkins	*	✓	✓	✓
Number of 2015 Meetings	5	7	3	1
_______________________________________________________________________________

✓	Committee Member and Independent Director

*	Committee Member, Independent Director and Committee Chair

‡	Lead Independent Director
Each standing committee has a written charter that describes its responsibilities. Each of the standing committees has the authority, as it deems appropriate, to independently engage outside legal, accounting or other advisors or consultants. In addition, each standing committee annually conducts a review and evaluation of its performance and reviews and reassesses its charter. You can find the current charters of each standing committee on our website www.grace.com/en-us/corporate-leadership/Pages/Governance.aspx.
Audit Committee
The Audit Committee has been established in accordance with the provisions of the Exchange Act, the rules of the NYSE and our Corporate Governance Principles. The Audit Committee assists our Board of Directors in overseeing:

•	the integrity of Grace’s financial statements;

•	Grace’s compliance with legal and regulatory requirements;

•	the qualifications and independence of the independent auditors;

•	the performance of Grace’s internal audit function and independent auditors; and

•	the preparation of the internal control report and an audit committee report as required by the SEC.
The Audit Committee has the authority and responsibility for the appointment, retention, compensation, oversight and, if circumstances dictate, discharge of Grace’s independent auditors, including pre-approval of all audit and non-audit services to be performed by the independent auditors. The independent auditors report directly to the Audit Committee and, with the internal auditors, have full access to the Audit Committee and routinely meet with the Audit Committee without management being present. The Audit Committee is also responsible for reviewing, approving and ratifying any related party transaction.
The Audit Committee members are H. Furlong Baldwin, Robert F. Cummings, Jr., Diane H. Gulyas, Jeffry N. Quinn, Christopher J. Steffen and Mark E. Tomkins, each of whom meets the independence standards of the SEC and NYSE, are financially literate within the meaning of the NYSE listing standards and meet the experience and financial requirements of the NYSE listing standards. Our Board of Directors has determined that all Audit Committee members are "audit committee financial experts" as defined by SEC rules and regulations. Mr. Tomkins serves as Chair of the Audit Committee.
Nominating and Governance Committee
The Nominating and Governance Committee:

•	sets criteria for the selection of directors, identifies individuals qualified to become directors and recommends to our Board the director nominees for the annual meeting of stockholders;

•	develops and recommends to our Board appropriate corporate governance principles applicable to Grace; and

•	oversees the evaluation of our Board and management.
In considering candidates for election to our Board (including candidates recommended by stockholders), we believe that our Board should be composed of individuals with a commitment to increasing stockholder value, a diversity of experience, the highest integrity, the education and ability to understand business problems and evaluate and propose solutions, the personality to work well with others, a reasoned commitment to Grace's social responsibilities, and the availability of time to assist Grace. We wish to ensure that a diversity of experience is reflected on our Board, including a broad diversity of industry experience, product experience and functional background. We also believe that a substantial majority of our Board should be independent, as defined by NYSE rules and applicable laws and regulations.

Our Board conducts a self-assessment process every year and periodically reviews the skills and characteristics needed by our Board. As part of the review process, our Board considers the skill areas represented on our Board, those skill areas represented by directors expected to retire or leave our Board in the near future, and recommendations of directors regarding skills that could improve the ability of our Board to carry out its responsibilities.
When our Board or the Nominating and Governance Committee has identified the need to add a new Board member with specific qualifications or to fill a vacancy on our Board, the chair of the Nominating and Corporate Governance Committee will initiate a search, seeking input from other directors and management, review any candidates that the Committee has previously identified or that have been recommended by stockholders in that year, and may retain a search firm. The Committee will identify the initial list of candidates who satisfy the specific criteria, if any, and otherwise qualify for membership on our Board. Generally, two members of the Committee (with one preferably the chair) and our Chairman of the Board and Chief Executive Officer will interview each qualified candidate. Other directors may also interview the candidate if practicable. Based on a satisfactory outcome of those reviews, the Committee will make its recommendation on the candidate to our Board.
The Nominating and Governance Committee has the sole authority to retain and terminate any search firm to be used to identify director candidates and the sole authority to approve the search firm's fees and other retention terms.
The Nominating and Governance Committee members are H. Furlong Baldwin, Robert F. Cummings, Jr., Diane H. Gulyas, Jeffry N. Quinn, Christopher J. Steffen and Mark E. Tomkins, each of whom meets the independence standards of the NYSE. Mr. Steffen serves as Chair of the Nominating and Governance Committee.
Compensation Committee
The Compensation Committee:

•	approves all compensation actions with respect to Grace’s directors, executive officers, and certain other members of senior management;

•	evaluates and approves the Grace annual and long-term incentive compensation plans (including equity-based plans), and oversees the general compensation structure, policies, and programs of Grace;

•	oversees the development of succession plans for the Chief Executive Officer and the other executive officers; and

•	produces an annual report on executive officer compensation as required by applicable law.
The Committee engaged Willis Towers Watson, a human resources consulting firm, as its independent provider of compensation consulting services for decisions relating to 2015 compensation. Please see "Executive Compensation—Compensation Discussion and Analysis" in this Proxy Statement for more discussion about the role of Willis Towers Watson. The Committee also utilizes external legal advisors as necessary and assesses the independence of all of its advisors.
Representatives of Willis Towers Watson regularly attended meetings of the Compensation Committee. For portions of those meetings, the Chairman and Chief Executive Officer and the Vice President and Chief Human Resources Officer also attended and were given the opportunity to express their views on executive compensation to the Compensation Committee.
The Compensation Committee members are H. Furlong Baldwin, Robert F. Cummings, Jr., Diane H. Gulyas, Jeffry N. Quinn, Christopher J. Steffen and Mark E. Tomkins, each of whom is: independent under the independence standards of the NYSE, a “non employee director” of Grace as defined under Rule 16b-3 of the Exchange Act, and an “outside director” for the purposes of the corporate compensation provisions contained in Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Tax Code. Mr. Quinn serves as Chair of the Compensation Committee.
Corporate Responsibility Committee
The Corporate Responsibility Committee assists our Board of Directors and management in addressing Grace’s responsibilities as a global corporate citizen. In particular, the Committee counsels management with respect to:

•	the development, implementation and continuous improvement of procedures, programs, policies and practices relating to Grace’s responsibilities as a global corporate citizen;

•	the adherence to those procedures, programs, policies and practices at all levels of Grace; and

•	the maintenance of open communications to ensure that issues are brought to the attention of, and considered by, all appropriate parties.
The Corporate Responsibility Committee members are H. Furlong Baldwin, Robert F. Cummings, Jr., Diane H. Gulyas, Jeffry N. Quinn, Christopher J. Steffen and Mark E. Tomkins, each of whom meets the independence standards of the NYSE. Ms. Gulyas serves as Chair of the Corporate Responsibility Committee.
Director Attendance at Board of Directors Meetings
Our Board of Directors generally holds six regular meetings per year and meets on other occasions when circumstances require. Directors spend additional time preparing for Board and committee meetings and participating in conference calls to discuss quarterly earnings announcements or significant transactions or developments. During 2015, this included the Directors' efforts leading to the successful completion of the separation of the business, assets and liabilities associated with the former Grace Construction Products operating segment and the Darex packaging technologies business into an independent publicly-traded company (the "separation"). Additionally, we may call upon directors for advice between meetings. Our Corporate Governance Principles provide that our Board will meet regularly in executive session without management in attendance. Under our Corporate Governance Principles, we expect directors to regularly attend meetings of our Board and of all committees on which they serve and to review the materials sent to them in advance of those meetings. We expect nominees for election at each annual meeting of stockholders to attend the annual meeting. All of the nominees for election at the Annual Meeting this year currently serve on our Board of Directors.
Our Board of Directors held eight meetings in 2015. Each director attended 75% or more of the 2015 meetings of our Board and the Board committees on which he or she served in 2015.
Director Attendance at the Annual Meeting
We expect that all of our directors serving on our Board at the time of the Annual Meeting will attend the Annual Meeting pursuant to our Corporate Governance Principles. All of our directors serving on our Board at the time of the 2015 Annual Meeting of Stockholders attended that meeting.
Board Role in Risk Oversight
Our Board of Directors actively oversees the risk management of Grace and the implementation of our strategic plan and the risks inherent in the operation of our businesses. Our Board reviews the Grace enterprise risk management program at least annually and considers whether risk management processes are functioning properly and are appropriately adapted to Grace’s strategy, culture, risk appetite and value-generation objectives. Our Board provides guidance to management regarding risk management as appropriate. These activities are supplemented by a rigorous internal audit function that reports directly to the Audit Committee.

Standing Board committees are responsible for overseeing risk management practices relevant to their functions. The Audit Committee oversees the management of market and operational risks that could have a financial impact, such as those relating to internal controls and financial liquidity. The Nominating and Governance Committee oversees risks related to governance issues, such as the independence of directors and the breadth of skills on our Board. The Compensation Committee manages risks related to Grace’s executive compensation plans and the succession of the Chief Executive Officer and other executive officers. The Corporate Responsibility Committee manages certain risks related to government regulation and environment, health and safety matters.
Stock Ownership Guidelines
In order to ensure that the long-term financial interests of our directors and senior executives are fully aligned with the long-term interests of our stockholders, our Board has implemented stock ownership guidelines. The guidelines are as follows:

Category of Executive	Ownership Guideline
Directors (other than CEO)	5 times cash portion of annual retainer
Chief Executive Officer	5 times base salary
Members of the Grace Leadership Team	3 times base salary
Presidents of Operating Segments	2 times base salary
Certain Key Vice Presidents	1 times base salary
Directors and executives subject to the stock ownership guidelines generally have five years from the later of the year of the separation or the year of their initial election or appointment to comply with the relevant guideline.
Stockholder Communications with our Board of Directors
Stockholders may communicate with our Board of Directors by writing to Mr. Festa, the Chairman of the Board of Directors, at the following address: Fred Festa, Chairman of the Board of Directors, c/o W. R. Grace & Co., 7500 Grace Drive, Columbia, Maryland 21044. Stockholders may communicate with the independent members of our Board of Directors by writing Mr. Steffen, the Lead Independent Director, at the following address: Christopher J. Steffen, Lead Independent Director, c/o W. R. Grace & Co., 7500 Grace Drive, Columbia, Maryland 21044.

Director Compensation
Director Compensation Program
Under our compensation program for nonemployee directors, each nonemployee director receives an annual retainer of $180,000 that is split between cash and equity. For any portion of a retainer denominated in cash but paid in shares of common stock, we calculate the number of shares of common stock to be issued by dividing the amount payable in shares of common stock by the fair market value per share. The fair market value per share is the closing price of the common stock on the date of grant. If any calculation would result in a fractional share being issued, we round the amount of equity to be issued up to the nearest whole share. Under this program, each nonemployee director receives an annual retainer of $80,000 paid quarterly in cash and an annual award of approximately $100,000 of Grace common stock issued in May. Additional annual cash retainers are paid in December as follows: the Lead Independent Director receives $20,000; the Audit Committee Chair receives $15,000; and the Chairs of the Compensation and the Nominating and Governance Committees each receive $10,000. We reimburse directors for expenses they incur in attending Board and committee meetings and other activities incidental to their service as directors but our directors are not paid any separate meeting fees. Our directors, and all Grace employees, are entitled to participate in the Grace Foundation's Matching Grants Program. We also maintain business travel accident insurance coverage for our directors. Mr. Festa's compensation is described in the Summary Compensation Table set forth in "Executive Compensation—Compensation Tables" and he receives no additional compensation for serving as a member of our Board of Directors.
The following table sets forth amounts that we paid to our nonemployee directors in connection with their services to Grace during 2015.

Name (a)	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(c)		Total ($)
H. F. Baldwin	80,000	100,037	—	—	—	—		180,037
R. C. Cambre (d)	80,000	100,037	—	—	—	2,000	(e)	182,037
R. F. Cummings, Jr.	80,000	100,037	—	—	—	—		180,037
M. A. Fox (d)	80,000	100,037	—	—	—	3,000	(e)	183,037
D. H. Gulyas	80,000	100,037	—	—	—	3,000	(e)	183,037
J. K. Henry (d)	80,000	100,037	—	—	—	—		180,037
J. N. Quinn	90,000	100,037	—	—	—	—		190,037
C. J. Steffen	110,000	100,037	—	—	—	—		210,037
M. E. Tomkins	95,000	100,037	—	—	—	—		195,037
_______________________________________________________________________________

(a)
Amount consists of cash portion of annual retainer in the amount of $80,000 and additional payments to: Mr. Quinn for serving as Chair of the Compensation Committee in the amount of $10,000; Mr. Tomkins for serving as Chair of the Audit Committee in the amount of $15,000; and Mr. Steffen for serving as Chair of the Nominating and Governance Committee ($10,000) and Lead Independent Director ($20,000) in the amount of $30,000.

(b)	Reflects the aggregate grant date fair value of the equity portion of the annual retainer of 1,042 shares of Grace common stock calculated in accordance with FASB ASC Topic 718.

(c)	Grace paid an aggregate of $27 in premiums for business travel accident insurance coverage for all directors during 2015.

(d)	Mr. Cambre, Dr. Fox and Ms. Henry resigned from the Board of Directors and all committees effective February 3, 2016.

(e)	Consists of charitable contributions paid during 2015 to academic institutions at the request of the director pursuant to the Grace Foundation's Matching Grants Program.

Director Compensation Process
Our director compensation program is intended to enhance our ability to attract, retain and motivate nonemployee directors of exceptional ability and to promote the common interest of directors and stockholders in enhancing the value of Grace. The Compensation Committee reviews director compensation at least annually. The Compensation Committee has the sole authority to engage a consulting firm to evaluate director compensation and, in 2015, engaged Willis Towers Watson, a human resources consulting firm, to assist in establishing director compensation. The Compensation Committee determines director compensation based on recommendations and information provided by Willis Towers Watson and based on reviewing commercially available survey data from Willis Towers Watson related to general industry director compensation trends at companies of comparable size and our peer group companies (as described under the caption "Executive Compensation—Compensation Discussion and Analysis").

OTHER INFORMATION
Stock Ownership of Certain Beneficial Owners and Management
The following table sets forth the amount of Grace common stock beneficially owned, directly or indirectly:

•
as of the date of the most recent Schedule 13G (or amendment thereto) filed by such person with the SEC, by each person that is the beneficial owner of more than 5% of the outstanding shares of Grace common stock as reflected in such Schedule 13G (or amendment thereto);

•	as of January 31, 2016, by each current (as of the date of this proxy statement) director;

•	as of January 31, 2016, by each of the executive officers named in the Summary Compensation Table set forth in "Executive Compensation—Compensation Tables"; and

•	as of January 31, 2016, by all current (as of the date of this proxy statement) directors and all current (as of the date of this proxy statement) executive officers as a group.

Name and Address of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned		Percent(2)
Iridian Asset Management LLC(3)	7,473,571		10.6%
David L. Cohen Harold J. Levy
276 Post Road West Westport, CT 06880-4704
The Vanguard Group, Inc.(4)	4,889,522		6.9%
100 Vanguard Blvd. Malvern, PA 19355
H. F. Baldwin	26,839
	15,000	(T)
	41,839		*
R. F. Cummings	9,042
	2,000	(T)
	11,042		*
A. E. Festa	166,103
	517,490	(O)
	683,593		*
D. H. Gulyas	4,042		*
J. N. Quinn	4,547		*
	374	(O)(5)
	4,921
C. J. Steffen	14,921		*
M. E. Tomkins	13,042		*
E. C. Brown	3,221	(O)	*
H. La Force III	53,370
	92,045	(O)
	145,415		*
G. E. Poling (6)	186,371	(O)
	41,813	(T)
	228,184		*
M. A. Shelnitz	55,817
	74,970	(O)
	130,787		*
Current directors and current executive officers as a group (11 persons)	352,065
	696,515	(O)
	17,000	(T)
	1,065,580		1.5%
_______________________________________________________________________________
*    Indicates less than 1.0%.

(O)
Pursuant to SEC rules, shares of Grace common stock to be issued upon the exercise of stock options that are exercisable and shares of Grace common stock with respect to which investment or voting power will vest within 60 days after January 31, 2016 are deemed to be beneficially owned as of such date.

(T)	Shares owned by trusts and other entities as to which the person has the power to direct voting and/or investment.

(1)
The address of each of our directors and executive officers is c/o Corporate Secretary, W. R. Grace & Co., 7500 Grace Drive, Columbia, Maryland 21044. Except as otherwise indicated, to our knowledge, each individual, along with his or her spouse, has sole voting and investment power over the shares. Mr. Ronald C. Cambre, Dr. Marye

Ann Fox and Ms. Janice K. Henry resigned from the Board of Directors and all committees effective February 3, 2016 in connection with the separation and are not included in the table.

(2)	Based on 70,538,445 shares of Grace common stock outstanding on January 31, 2016.

(3)
Iridian Asset Management LLC ("Iridian") is majority owned by Arovid Associates LLC. Arovid is owned and controlled by the following: 12.5% by Mr. Cohen, 12.5% by Mr. Levy, 37.5% by LLMD LLC and 37.5% by ALHERO LLC. LLMD LLC is owned 1% by Mr. Cohen and 99% by a family trust controlled by Mr. Cohen. ALHERO LLC is owned 1% by Mr. Levy and 99% by a family trust controlled by Mr. Levy. Iridian has shared voting and investment power with respect to 7,473,571 shares held in accounts for which it serves as the investment adviser. Messrs. Cohen and Levy may be deemed to possess beneficial ownership of the shares of Grace common stock beneficially owned by Iridian by virtue of their indirect controlling ownership of Iridian and having the shared voting and investment power over shares of Grace common stock owned by Iridian as joint Chief Investment Officers of Iridian. Messrs. Cohen and Levy disclaim beneficial ownership of such shares. The ownership information set forth is based in its entirety on material contained in a Schedule 13G/A filed with the SEC by Iridian, David L. Cohen and Harold J. Levy on January 26, 2016.

(4)
The Vanguard Group, Inc. ("VGI") has sole and shared voting power over 52,569 and 4,100 shares, respectively, and sole and shared investment power over 4,837,253 and 52,269 shares, respectively. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of VGI, is the beneficial owner of 48,169 shares as a result of serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of VGI, is the beneficial owner of 8,500 shares as a result of its serving as investment manager of Australian investment offerings. The ownership information set forth is based in its entirety on material contained in a Schedule 13G/A filed with the SEC by VGI on February 12, 2016.

(5)
Amount consists of 374 restricted shares that, as of January 31, 2016, Mr. Quinn has the right to require Grace to issue pursuant to the terms of the Restricted Stock Award Agreement, dated February 27, 2014, between Grace and Mr. Quinn. Upon such issuance, Mr. Quinn will have sole voting rights with respect to such shares.

(6)	Mr. Poling resigned as President and Chief Operating Officer of Grace effective February 3, 2016.

Equity Compensation Plan Information
The following table sets forth information as of December 31, 2015, with respect to our compensation plans under which shares of Grace common stock are authorized for issuance upon the exercise of options, warrants or other rights. The only such compensation plans in effect are stock incentive plans providing for the issuance of stock options, restricted stock and other equity awards.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(2)	Weighted-average exercise price of outstanding options, warrants and rights ($)(2)(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities to be issued upon exercise of outstanding options, warrants and rights) (#)(2)(4)
Equity compensation plans approved by security holders(1)	2,674,173	71.01	4,265,421
_______________________________________________________________________________

(1)
The 2011 Stock Incentive Plan and the Amended and Restated 2011 Stock Incentive Plan were approved on behalf of Grace stockholders by the Official Committee of Equity Security Holders in the Grace Chapter 11 case and by the U.S. Bankruptcy Court for the District of Delaware on April 8, 2011 and April 16, 2013, respectively. The 2014 Stock Incentive Plan was approved on behalf of Grace stockholders by the Official Committee of Equity Security Holders in the Grace Chapter 11 case and by the U.S. Bankruptcy Court and U.S. District Court for the District of Delaware as part of our Joint Plan of Reorganization which became effective on February 3, 2014.

(2)
Under the 2011 Plan, there are 999,955 shares of Grace common stock to be issued upon the exercise of outstanding options (the weighted-average exercise price of outstanding options is $45.65). Under the Amended 2011 Plan, there are 333,090 shares of Grace common stock to be issued upon the exercise of outstanding options (the weighted-average exercise price of outstanding options is $76.70) and 106,976 shares to be issued upon completion of the performance period for stock-settled performance-based unit awards (PBUs) (assuming the maximum number of shares are earned in respect of outstanding PBUs). Under the 2014 Plan, there are 984,712 shares of Grace common stock to be issued upon the exercise of outstanding options (the weighted-average exercise price of outstanding options is $94.84), 117,164 shares to be issued upon completion of the performance period for stock-settled PBUs (assuming the maximum number of shares are earned in respect of outstanding PBUs) and 132,276 shares to be issued upon completion of the vesting period for stock-settled restricted stock unit awards (RSUs).

(3)	The calculation of weighted-average exercise price does not take outstanding PBUs and RSUs into account.

(4)
Amount represents the number of shares of Grace common stock available for issuance pursuant to stock options, restricted stock, PBUs and other awards that could be granted in the future under the 2014 Plan.

Section 16(a) Beneficial Ownership Reporting Compliance
Under Section 16(a) of the Securities Exchange Act of 1934, as amended, our directors, certain of our officers, and beneficial owners of more than 10% of the outstanding Grace common stock are required to file reports with the SEC concerning their ownership of and transactions in Grace common stock or other Grace securities; these persons are also required to furnish us with copies of these reports. Based upon the reports and related information furnished to us, we believe that all such filing requirements were complied with in a timely manner during and with respect to 2015.
Related Party Transactions
Our Board of Directors recognizes that transactions involving related persons in which Grace is a participant can present conflicts of interest, or the appearance thereof, so our Board has adopted a written policy as part of the Grace Corporate Governance Principles (which are available on our website at www.grace.com/en-us/corporate-leadership/Pages/Governance.aspx) with respect to related person transactions. The policy applies to transactions involving related persons that are required to be disclosed pursuant to SEC regulations, which are generally transactions in which:

•	Grace is a participant;

•	the amount involved exceeds $120,000; and

•	any related person, such as a Grace executive officer, director, director nominee, 5%

stockholder or any of their respective family members, has a direct or indirect material interest.
Each such related person transaction shall be reviewed, determined to be in, or not inconsistent with, the best interests of Grace and its stockholders and approved or ratified by:

•	the disinterested members of the Audit Committee, if the disinterested members of the Audit Committee constitute a majority of the members of the Audit Committee; or

•	the disinterested members of our Board.
In the event a related person transaction is entered into without prior approval and, after review by the Audit Committee or our Board, as the case may be, the transaction is not ratified, we will make all reasonable efforts to cancel the transaction.
In connection with our emergence from Chapter 11 in 2014, we issued a warrant to purchase 10 million shares of Grace common stock at an exercise price of $17.00 per share to the WRG Asbestos PI Trust (then a related person of Grace based solely on material contained in a Schedule 13D filed with the SEC by the PI Trust and others on February 11, 2014).  In February 2015, we purchased the warrant from the PI Trust for $490 million.

PROPOSAL TWO
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors has selected PricewaterhouseCoopers LLP ("PwC") to be Grace’s independent registered public accounting firm for 2016. Although the submission of this matter for stockholder ratification at the Annual Meeting is not required by law, regulation or our By-laws, our Board is nevertheless doing so to determine the stockholders' views. If the selection is not ratified, the Audit Committee will reconsider its selection of PwC for future years.
PwC acted as independent accountants for Grace and its consolidated subsidiaries during 2015 and has been retained by the Audit Committee for 2016. A representative of PwC will attend the Annual Meeting, will be available to answer questions and will have an opportunity to make a statement if he or she wishes to do so.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS GRACE'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2016.

Principal Accountant Fees and Services
The Audit Committee of our Board of Directors selected PwC to act as our principal independent accountants for 2015. The following table sets forth the fees and expenses that we incurred for the services of PwC for the year ended December 31, 2014, and our estimate of the fees and expenses that we incurred for the year ended December 31, 2015:

Fee Description	2015*	2014
Audit Fees	$4,234,800	$3,918,300
Audit-Related Fees	3,805,400	205,600
Tax Fees	151,500	146,100
All Other Fees	32,800	38,000
Total Fees	$8,224,500	$4,308,000
_______________________________________________________________________________

*	For 2015, amounts are current estimates in respect of services received for which final invoices have not been submitted.
Audit Services consisted of $3,484,800 for the audit of our consolidated financial statements and our internal controls over financial reporting (as required under Section 404 of the Sarbanes-Oxley Act of 2002), the review of our consolidated quarterly financial statements services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements. Audit Services also included $750,000 of fees related to the separation.
Audit-Related Services consisted of assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not included under “Audit Services” above. Audit-Related Services also included $3,340,000 of fees related to the separation.
Tax Services consisted of tax advice and compliance for non-U.S. subsidiaries, including preparation of tax returns, and advice and assistance with transfer pricing compliance.
All Other Fees consisted of license fees for access to accounting, tax, and financial reporting literature and non-financial agreed-upon procedures.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has adopted a preapproval policy that requires the Audit Committee to specifically preapprove the annual engagement of the independent accountants for the audit of our consolidated financial statements and internal controls. The policy also provides for general preapproval of certain audit-related, tax and other services provided by the independent accountants. Any other services must be specifically preapproved by the Audit Committee. However, the Chair of the Audit Committee has the authority to preapprove services requiring immediate engagement between scheduled meetings of the Audit Committee. The Chair must report any such preapproval decisions to the full Audit Committee at its next scheduled meeting. During 2014 and 2015, no audit-related, tax, or other services were performed by PwC without specific or general approval as described above. We have been advised by PwC that a substantial majority of the hours expended on their engagement for the 2015 audit of our consolidated financial statements and internal controls were attributed to work performed by PwC's full-time, permanent employees.

Audit Committee Report
The following is the report of the Audit Committee of our Board of Directors with respect to Grace’s audited consolidated financial statements for the year ended December 31, 2015, which include the consolidated balance sheets of Grace as of December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income, cash flows, and changes in equity for each of the three years in the period ended December 31, 2015, and the notes thereto (collectively, the “Financial Statements”).
The Audit Committee consists of the following members of our Board: Mark E. Tomkins (Chair), H. Furlong Baldwin, Robert F. Cummings, Jr., Diane H. Gulyas, Jeffry N. Quinn and Christopher J. Steffen. Each of the members of the Audit Committee is “independent," as defined under the NYSE’s listing standards and the rules and regulations of the Securities Exchange Act of 1934, as amended. The Audit Committee operates under a written charter adopted by our Board of Directors.
The Audit Committee is responsible for reviewing the financial information that Grace provides to stockholders and others, and for overseeing Grace’s internal controls and its auditing, accounting and financial reporting processes generally. The Audit Committee’s specific responsibilities include: (1) selection of an independent registered public accounting firm to audit Grace’s annual consolidated financial statements and its internal control over financial reporting; (2) serving as an independent and objective party to monitor Grace’s annual and quarterly financial reporting process and internal control system; (3) reviewing and appraising the audit efforts of Grace’s independent registered public accounting firm and internal audit department; and (4) providing an open avenue of communication among the independent registered public accounting firm, the internal audit department, management and our Board of Directors.
The Audit Committee has reviewed and discussed the audited financial statements of Grace for the year ended December 31, 2015, with Grace’s management.
The Audit Committee has discussed with PwC, Grace’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board.
The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence and has discussed with PwC the independence of PwC.
Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board of Directors that Grace’s audited financial statements be included in Grace’s Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.
AUDIT COMMITTEE
Mark E. Tomkins, Chair
H. Furlong Baldwin
Robert F. Cummings, Jr.
Diane H. Gulyas
Jeffry N. Quinn
Christopher J. Steffen

PROPOSAL THREE
ADVISORY VOTE TO APPROVE THE COMPENSATION OF GRACE'S NAMED EXECUTIVE OFFICERS
Under Section 14A of the Exchange Act, our stockholders are entitled to vote on a proposal to approve on an advisory (non-binding) basis, the compensation of the executive officers named in the Summary Compensation Table set forth in "Executive Compensation—Compensation Tables." This vote is generally referred to as a "Say on Pay" vote. Accordingly, we are asking stockholders to approve, on an advisory basis, the following resolution:
RESOLVED, that the compensation paid to the Corporation's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.
We do not intend that this vote address any specific items of compensation, but rather the overall compensation of our named executive officers and the policies and procedures described in this Proxy Statement. This vote is advisory and not binding on Grace, the Compensation Committee or our Board. However, as the vote is an expression of our stockholders’ views on a significant matter, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions. We currently hold such advisory vote each year and will hold another advisory vote at our 2017 Annual Meeting of Stockholders.
The principal components of pay under our 2015 executive compensation program were annual base salary, annual cash incentive awards and long-term incentive awards, which consisted of both stock options and restricted stock units, or RSUs. The performance measures for the 2015 annual cash incentive awards were Adjusted Earnings Before Interest and Taxes (Adjusted EBIT) (weighted 50%), calculated as net income adjusted for interest income and expense; income taxes; costs related to Chapter 11 and asbestos; restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; income and expense items related to divested businesses, product lines, and certain other investments; gains and losses on sales of businesses, product lines, and certain other investments; and certain other unusual or infrequent items that were not representative of underlying trends, and Adjusted Free Cash Flow (weighted 50%), calculated as net cash provided by or used for operating activities minus capital expenditures plus cash flows related to Chapter 11 and asbestos, cash paid for restructuring and repositioning, capital expenditures related to repositioning, accelerated payments under defined benefit pension arrangements and expenditures for legacy items. We encourage our stockholders to read the Compensation Discussion and Analysis set forth under "Executive Compensation" which describes our 2015 compensation program in detail.
We believe that the information we have provided in this Proxy Statement shows that we have designed our executive compensation program to attract, motivate and retain a highly qualified and effective executive team and to promote long-term stockholder value, strong annual and long-term operational and financial results, and ethical conduct in accordance with the Grace Core Values.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL ON AN ADVISORY BASIS OF THE COMPENSATION OF GRACE'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Business Performance
On February 3, 2016, Grace successfully completed the separation of the business, assets and liabilities associated with the former Grace Construction Products operating segment and the Darex packaging technologies business (collectively, "GCP") into an independent publicly-traded company (the "separation"). As a result of the separation, Grace consists of the Catalysts Technologies and Materials Technologies (excluding the packaging technologies business) operating segments.
In addition to preparations for the separation, Grace achieved a number of significant milestones in 2015:

•	Adjusted EBIT was $618.5 million, up 8% on a constant currency basis;

•	Adjusted Earnings Per Share was $4.78 compared with $4.43 in the prior year, up 8%;

•	Adjusted Free Cash Flow was $437.4 million;

•	Adjusted EBIT Return On Invested Capital was 32.3% compared with 31.2% for the prior year;

•	Repurchased $2,796,596 million of Grace common stock under a $500 million share repurchase program commenced in early 2015.

Adjusted EBIT, Adjusted EPS, Adjusted Free Cash Flow, and Adjusted EBIT Return On Invested Capital do not purport to represent income or liquidity measures as defined under United States generally accepted accounting principles, and should not be considered as alternatives to such measures as an indicator of our performance. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Analysis of Operations" in the Financial Supplement included in our Annual Report on Form 10-K for the year ended December 31, 2015, for reconciliation and other information pertaining to Adjusted EBIT, Adjusted EPS and Adjusted EBIT Return On Invested Capital. See "—Compensation Elements—Annual Incentive Compensation Plan—Adjusted Free Cash Flow" for reconciliation and other information pertaining to Adjusted Free Cash Flow.
Executive Summary
We look to reward strong business performance with compensation that will continue to attract, retain and motivate a qualified management team. We believe that this pay for performance link is an attractive component of our compensation and one that we continued in 2015.
The principal components of compensation under our executive compensation program are annual base salary, annual cash incentive awards and long-term incentive awards, which, in 2015, consisted of both stock options and restricted stock units, or RSUs. We use this mix of fixed and variable pay components with different payout forms (cash, stock and stock options) to reward annual and sustained performance. These components afford the Compensation Committee of our Board of Directors, referred to as the committee in this Compensation Discussion and Analysis, the necessary flexibility to reward management for Grace performance.
The measures we use to assess our performance for purposes of determining annual cash incentive awards for executive officers are based on our annual operating plan goals and are directly tied to the pay outcomes of our executive officers. For the 2015 Annual Incentive Compensation Plan (AICP), we used the following metrics to quantify performance:

•
Adjusted Earnings Before Interest and Taxes (Adjusted EBIT) (weighted 50%) —This metric has been a primary performance measure for the AICP over the past several years and is calculated as described in the Annual Report in Item 7 (Management's Discussion and Analysis of Financial Condition and Results of Operations) in the Financial Supplement.

•
Adjusted Free Cash Flow (weighted 50%) — This metric has been a performance measure for the AICP over the past few years and is calculated as net cash provided by or used for operating activities minus capital expenditures plus cash flows related to Chapter 11 and asbestos, cash paid for restructuring and repositioning, capital expenditures related to repositioning, accelerated payments under defined benefit pension arrangements and expenditures for legacy items.

Based on our 2015 business model, operational and growth initiatives and the implementation of the separation, we believe these measures best reflect our ability to grow our businesses profitably and maximize operational efficiency and cash flow. They also allow us to provide meaningful incentives that are competitive in our industry, encouraging our executives to drive sustained results and long-term stockholder value. In light of the separation, the committee viewed strong cash performance as critical to Grace's strategic direction in 2015 and a key component in Grace's future plans so it gave equal weight to earnings and cash generation for 2015.
For 2015, our actual Adjusted EBIT performance was 78% of target, our actual Adjusted Free Cash Flow performance was 111% of target and, collectively, our performance was sufficient to fund AICP payments in respect of each metric. The committee exercised its discretion to reduce the funding level in respect of the Adjusted Free Cash Flow metric to 100% of target. Accordingly, aggregate AICP payments were funded at 89% of target.
As in prior years, the 2015 Long Term Incentive Plan (LTIP) consisted of both option and stock awards. During 2015, in anticipation of the separation, we redesigned the stock portion of the 2015 LTIP. In previous years, we issued performance-based units that consist of a target award of shares that can be increased, decreased or forfeited based on Grace performance over a three-year performance period as compared to performance during the year prior to the performance period. Due to the separation, we did not believe that a three-year performance period based on Grace's 2014 performance was appropriate for long-term compensation. Accordingly, we selected Restricted Stock Units (RSUs) as the stock component of the 2015 LTIP awards.
CEO Pay At-A-Glance
Mr. Festa's total direct compensation (total compensation less pension changes and other annual compensation) for 2015 was $6,316,604 an increase of 8.1% compared with the prior year (excluding a one-time Chapter 11 emergence bonus of $1.5 million in 2014). The chart below shows the components of pay awarded in 2015 compared with the prior year. For more details about the structure of Mr. Festa's compensation, see "—Compensation Tables—Summary Compensation Table."

Compensation Element	2015 ($)	2014 ($)	Percentage Increase (Decrease) in Compensation Element (%)
Base Salary	975,000	975,000	—
Annual Cash Incentive	1,084,688	824,586	31.5
Fair Market Value of Option Grant	2,131,941	1,935,708	10.1
Fair Market Value of RSU/PBU Grant	2,124,975	2,107,352	0.8
Total Direct Compensation (Standard)	6,316,604	5,842,646	8.1
Chapter 11 Emergence Bonus (One-Time)	—	1,500,000	n/a
Total Direct Compensation	6,316,604	7,342,646	(14.0)
Executive Compensation Philosophy and Objectives
The key objectives of the Grace executive compensation program for executive officers are to incentivize and motivate them to improve our performance, increase stockholder value, and enable us to compete effectively with other firms in attracting, motivating and retaining executives. The incentive compensation portion of the program is designed to align closely the financial interests of our executive officers with those of our stockholders. Because executive officers have a substantial ability to influence business success, we believe that the portion of compensation that is at-risk based on company-wide performance should increase as the level of responsibility increases. We also expect the executive compensation program to be consistent with a culture of ethical conduct, personal integrity and compliance with our policies and applicable law. We require executive officers to set an example for our employees and our other business associates in emphasizing the Grace Core Values in their daily business conduct. The Grace Core Values consist of a commitment to teamwork, performance, integrity, speed and innovation, which, with our overall commitment to safety, are the foundation of our corporate culture.
Say-On-Pay Vote
At our annual meeting in May 2015, 98% of the stockholder votes cast supported our executive compensation program in an advisory “say-on-pay” vote. The committee considered these favorable results and did not make significant changes to our executive compensation program because it believes this advisory stockholder vote indicates strong support for our current compensation policies.
Setting Compensation
Our Board of Directors has delegated authority for approving and administering the compensation program for executive officers, including the "named executive officers" included in the Summary Compensation Table set forth under "—Compensation Tables," and other members of senior management to the committee. Our Board has appointed all of the independent members of our Board to serve as members of the committee.
Elements of Compensation
The following table outlines the major elements of compensation in 2015 for the named executive officers:

Compensation Element	Definition	Rationale
Base Salary	Fixed cash compensation paid monthly	Payment for completion of day-to-day responsibilities
Annual Incentive Compensation Plan	Variable cash compensation earned by annual personal performance and achievement of pre-established annual corporate financial performance goals	Builds accountability for achieving annual financial and business results and personal performance goals
Long-Term Incentive Compensation Plan (Stock Options)	Equity compensation with staggered vesting that increases in value with increases in stock price; value is equivalent to 50% of executive officer's long-term incentive	Aligns long-term interests of executive officers and stockholders Encourages executive retention
Long-Term Incentive Compensation Plan (Restricted Stock Units)	Equity compensation subject to time-based vesting; value is equivalent to 50% of executive officer’s long-term incentive	Builds accountability for sustained financial results Aligns long-term interests of executive officers and stockholders Encourages executive retention
U. S. Defined Contribution Retirement Plans	Savings and Investment Plan (401(k))—Standard tax-qualified defined contribution retirement benefit subject to limitations on compensation and benefits under the Tax Code	Provides U.S. employees with opportunity to save for retirement on tax-advantaged basis with matched contributions from Grace
	Savings and Investment Plan Replacement Payment Plan (nonqualified)	Provides certain highly-paid U.S. employees with the opportunity for the same level of Grace match as other participants in the Savings and Investment Plan notwithstanding Tax Code limitations
U. S. Defined Benefit Retirement Plans	Pension Plan—Standard tax-qualified pension plan subject to limitations on compensation and benefits under the Tax Code	Provides U.S. employees with retirement income
	Supplemental Executive Retirement Plan (nonqualified)	Provides certain highly-paid U.S. employees with the same benefit formula as other participants in the Pension Plan notwithstanding Tax Code limitations
Target Compensation Mix
As determined by the committee, our compensation mix at target (shown below for both our CEO and, collectively, for the other named executive officers) involves a compensation mix (at target) that is largely incentive based. The charts below include 2015 base salary, target AICP, and grant date fair values for the LTIPs granted in 2015. LTIP amounts exclude new hire and retention grants to Ms. Brown. See "—Grants of Plan Based Awards in 2015." The charts below illustrate how the mix of target total direct compensation for our named executive officers emphasizes incentive compensation with a significant focus on long-term incentives tied to our long-term performance.

Compensation Benchmarking
In order to gauge market compensation levels and practices, the committee has retained the services of Willis Towers Watson (formerly Towers Watson), an independent human resources consulting firm. Periodically, the committee consults with Willis Towers Watson for an assessment of the competitiveness of our executive officer compensation relative to certain benchmark companies in the chemicals, materials and specialty chemicals industry that the committee deems to be our peer group for compensation purposes, and relative to certain broad industry data. The committee selected the peer companies as our compensation peer group based upon their size and global scope, the quality of their executive talent, the likelihood that we compete with them for executive talent and the availability of public information regarding their compensation practices. The committee relies upon the compensation data gathered from the peer group as well as the broad industry data to represent the competitive market for executive talent for our executive officers and does not focus on any specific data or benchmark for guidance when making pay decisions. The committee annually reviews the composition of our compensation peer group to ensure that it remains relevant. For 2015 compensation, the peer group consisted of:

Albemarle Corp.	Olin Corp.
Axiall Corp.	OM Group Inc.
Cabot Corp.	PolyOne Corp.
Celanese Corp.	Rockwood Holdings Inc.
Cytec Industries Inc.	RPM International Inc.
Eastman Chemical Co.	A. Schulman Inc.
Ferro Corp.	Sigma-Aldrich Corp.
FMC Corp.	Valspar Corp.
International Flavors & Fragrances Inc.	Westlake Chemical Corp.
The broad industry data that the committee reviews is included in studies produced by Willis Towers Watson for any given compensation year. The committee uses the chemicals and general industry sections of these studies. These data are used in conjunction with the peer group data to determine market competitive levels for executive officer compensation.
Role of the Compensation Committee
Pursuant to delegation from our Board of Directors the committee is responsible for reviewing and approving the compensation of all executive officers, including:

•	base salary;

•	annual incentive compensation;

•	long-term incentive compensation;

•	employment agreements;

•	severance arrangements;

•	change-in-control agreements; and

•	any special or supplemental benefits not generally available to salaried employees.
The committee also reviews and approves all corporate goals and objectives used in determining the incentive compensation of each executive officer. The committee receives advice and legal and administrative assistance from our human resources department and legal services group in meeting its responsibilities.

In setting an executive officer's compensation level, the committee does not target a specific percentile at which pay levels should be set, as the members believe the market for executive talent includes a wide range of practices. Instead, the committee reviews the distribution of peer group pay practices and broad industry data and determines the appropriate positioning of each executive officer's compensation based on factors including:

•	The executive officer’s role and level of responsibility;

•	The need to attract, motivate and retain world-class leadership;

•	The economic and business environment in which Grace operates;

•	The importance of the executive officer to Grace’s objectives and strategy;

•	Legal and governance requirements and standards related to executive compensation, including internal pay equity with other salaried employees; and

•	With respect to executive officers other than the CEO, the CEO’s recommendation of appropriate compensation levels.
The committee conducts an evaluation of each executive officer's leadership ability, business experience, technical skill and potential to contribute to Grace’s overall performance. In addition, since the number of executive officers is small, the committee is able to spend considerable time with each executive officer outside committee meetings, so the committee members are able to develop strong personal views of each executive officer’s performance and potential. The committee also reviews each executive officer's existing compensation. This information, presented in the form of a "tally sheet," reflects all compensation payable or potentially payable to each executive officer under our compensation program. For each executive officer, the committee reviews the tally sheet, the peer group information, and broad industry data to provide context to the compensation decision. The committee then reviews the recommendation of the CEO, solely with respect to the other executive officers, and makes the compensation determination based on its individual evaluation of each executive officer. Grace executive officers are generally eligible for periodic compensation reviews.
The committee's process for determining the compensation of the CEO is similar to the process it applies to other executive officers. The committee reviews and approves corporate goals and objectives used in determining the compensation of the CEO. The committee evaluates the CEO's performance in light of those goals and objectives and has sole authority to determine the CEO's compensation based on this evaluation. The CEO plays no part in the committee's deliberations or approval of his own compensation. The committee believes the CEO's compensation should be higher than the compensation of other executive officers because the CEO is uniquely positioned to influence all aspects of our operations and performance and the resulting return to our stockholders. In addition, the committee believes that a competitive compensation package that aligns the interests of the CEO with Grace's stockholders is the most effective way to incentivize the CEO and maximize company performance.     The committee's view is consistent with the practices of the compensation peer group companies and the broad industry data that it has reviewed.
Role of the Chief Executive Officer
The CEO proposes compensation levels for the other executive officers. The CEO’s recommendations for the other executive officers are based on his personal review of the factors considered by the committee as described above. Although the CEO’s recommendations are given significant weight, the committee retains full discretion when determining executive officer compensation. Although not a member of the committee, the CEO attends committee meetings and participates in committee deliberations regarding compensation levels for the other executive officers. The CEO is excused from deliberations regarding his own compensation and from the "executive session" portion of each meeting when the committee meets alone or alone with its outside advisors. The CEO is also excused when the committee meets separately with internal advisors from our human resources group.
Role of the Compensation Consultant
In order to add rigor in the process of setting executive officer compensation and to inform the committee of market trends, the committee has engaged the services of Willis Towers Watson to analyze our executive compensation structure and plan designs, and to assess whether our compensation program is competitive and supports the committee’s goal to align the interest of our executive team to the interests of our stockholders.
Specific services provided by Willis Towers Watson in 2015 include:

•	participated in selected committee meetings;

•	recommended companies to be included in the compensation peer group;

•	prepared market compensation data for executives and outside directors;

•	recommended ranges of annual and long-term compensation consistent with our compensation philosophy and objectives;

•	advised on incentive compensation plan design;

•	advised on current market trends and practices;

•	advised on executive and director compensation decisions related to the separation; and

•	reviewed compensation disclosure.
In addition to services in respect of executive officer and director compensation, management engaged Willis Towers Watson to provide additional services to Grace in an amount that was less than $120,000 during 2015. We expect Willis Towers Watson and our executive officers, including our CEO, Chief Human Resources Officer and our General Counsel, and their respective subordinates, to meet, exchange information and otherwise cooperate in the performance of their respective duties outside committee meetings.
The committee has the sole authority to approve the independent compensation consultant’s fees and terms of the engagement. The committee annually reviews its relationship with Willis Towers Watson to ensure independence. The process includes a review of the services Willis Towers Watson provides, the quality of those services, and fees associated with the services during 2015 as well as consideration of the factors impacting independence that the NYSE rules require. In its review, the committee noted no conflicts of interest related to the work of Willis Towers Watson.
Stock Ownership Guidelines
In order to ensure that the long-term financial interests of our directors and executive officers are fully aligned with the long-term interests of our stockholders, our Board has implemented stock ownership guidelines. The guidelines are set forth under "Proposal One—Election of Directors—Corporate Governance—Stock Ownership Guidelines."
Stockholder Engagement
We expect all of our directors to attend our Annual Meetings and be available to answer questions from stockholders at the meetings. Between meetings, we expect our Chairman and CEO and our Chief Financial Officer to engage with stockholders on a regular basis at industry and financial conferences, road shows, and one-on-one meetings. We will also make Mr. Steffen, our Lead Independent Director, available to meet with stockholders on matters that they believe are better addressed by an independent director.

Compensation Elements
Base Salary
The committee generally reviews base salaries for executive officers every 18 to 24 months. The committee takes into account individual performance, achievement of individual strategic objectives, changes in the breadth or scope of responsibilities, and its review of competitive compensation information described above. In 2015, the committee maintained base salaries for the named executive officers, other than Mr. Poling, at the 2014 level as set forth in the following table. Effective December 1, 2015, the committee increased Mr. Poling's base salary to reflect his increased responsibilities in preparing GCP to be an independent publicly-traded company.

Named Executive Officer	Base Salary Rate as of 12/31/2015 ($)		Base Salary Rate as of 12/31/2014 ($)	Percentage Increase in Base Salary Rate (%)
A. E. Festa	975,000		975,000	—
H. La Force III	500,000		500,000	—
G. E. Poling	800,000	(1)	600,000	33.3
M. A. Shelnitz	425,000		425,000	—
E. C. Brown (2)	375,000		—	—
_______________________________________________________________________________

(1)	Effective December 1, 2015, Mr. Poling's annual base salary rate increased from $600,000 to $800,000.

(2)	Ms. Brown joined Grace in 2015.
Annual Incentive Compensation
The AICP is a cash-based pay-for-performance incentive plan. Its purpose is to motivate and reward upper- and middle-level employees, including executive officers, for their contributions to our performance. The amount of an individual incentive award payment under the AICP is based upon:

•	the individual's AICP target amount;

•	the funding of the AICP incentive pool based on our performance; and

•	the individual's personal performance.
The committee established 2015 AICP targets in February 2015, based on the performance targets in our 2015 operating plan and after considering the general economic environment in which we expected to be operating during the year.
Consistent with 2014, the committee emphasized both earnings and cash generation performance in setting the annual incentive compensation plan goals. The committee viewed strong cash performance as critical to Grace's strategic direction in 2015 and a key component in Grace's future plans so it gave equal weight to earnings and cash generation for 2015.
For earnings, the committee continued with the Adjusted EBIT measure (as such term is described in the 2015 Annual Report in Item 7 (Management's Discussion and Analysis of Financial Condition and Results of Operations) in the Financial Supplement) that it used in 2014.
For cash generation, the committee used "Adjusted Free Cash Flow" measure (calculated as net cash provided by or used for operating activities minus capital expenditures plus cash flows related to Chapter 11 and asbestos, cash paid for restructuring and repositioning, capital expenditures related to repositioning, accelerated payments under defined benefit pension arrangements and expenditures for legacy items).

In setting the actual amount of the AICP incentive pool, the committee has discretion to adjust the performance objectives, adjust the calculation of each performance measure or adjust the size of the AICP incentive pool irrespective of the achievement of performance objectives.
The AICP targets for our named executive officers, other than Mr. Festa and Mr. Poling, remained the same as in 2014. Effective December 1, 2015, the Grace Compensation Committee increased Mr. Poling's AICP target to reflect his increased responsibilities in preparing GCP to be an independent publicly-traded company.

Named Executive Officer	AICP Target as Percentage of Base Salary in 2015		AICP Target as Percentage of Base Salary in 2014
A. E. Festa	125%		114%	(1)
H. La Force III	80%		80%
G. E. Poling	91%	(2)	90%
M. A. Shelnitz	70%		70%
E. C. Brown	70%		n/a	(3)
_______________________________________________________________________________

(1)	Reflects Mr. Festa's 2014 blended AICP target. Effective June 1, 2014, Mr. Festa's AICP target increased from 100% to 125% of his base salary.

(2)	Reflects Mr. Poling's 2015 blended AICP target. Effective December 1, 2015, Mr. Poling's AICP target increased from 90% to 100% of his base salary.

(3)	Ms. Brown joined Grace in 2015.
Actual awards for executive officers may range from $0 to an amount equal to 200% of the target amount, based on the factors described above.
The target AICP incentive pool is the sum of the target awards of all participants in the AICP. For 2015, 50% of the available AICP incentive pool is established based on our performance in respect of Adjusted EBIT and 50% on performance in respect of Adjusted Free Cash Flow, which aligns the funded amount of our AICP incentive pool with our actual performance. We refer to the relevant targets as the "Adjusted EBIT Target" and the "Cash Target", respectively.
2015 AICP Performance Targets
The amount of the AICP incentive pool is the sum of the amount funded in the Adjusted EBIT Pool and the amount funded in the Adjusted Free Cash Flow Pool. The funding of each pool is determined independently by reference to the Adjusted EBIT Target and Cash Target set forth in the Grace Annual Operating Plan for the one-year performance period as follows:
2015 Performance Targets—Adjusted EBIT

Percentage Funded in Adjusted EBIT Pool* (%)	Grace Performance as a Percentage of Adjusted EBIT Target (%)	Grace Adjusted EBIT Target (in millions $)
200	108.68 or above	701 or above
125	104.65	675
100	100	645
75	95.35	615
—	91.32 or below	589 or below
_______________________________________________________________________________

*	Actual amount funded to the Adjusted EBIT Pool is prorated on a straight line basis for performance that falls between the performance targets set forth in the table.

2015 AICP Performance Targets—Adjusted Free Cash Flow

Percentage Funded in Cash Pool (%)*	Grace Performance as a Percentage of Cash Target (%)	Grace Cash Targets (in millions $)
200	115.12 or above	495 or above
150	107.67	463
100	100	430
50	93.02	400
—	below 93.02	below 400
_______________________________________________________________________________

*	Actual amount funded to the Cash Pool is prorated on a straight line basis for performance that falls between the performance targets set forth in the table.
2015 AICP Adjusted Free Cash Flow
As set forth in the following table, for 2015, the committee exercised its discretion to revise the calculation of Adjusted Free Cash Flow for use in determining the Adjusted Free Cash Flow portion of the AICP incentive pool to eliminate the effect of a portion of capital expenditures that were included in the 2015 annual operating plan that were not spent during 2015.

(in millions $)
Net cash used for operating activities	13.4
Capital Expenditures	(154.8)
Cash paid for Chapter 11 and asbestos, including accounts payable	495.0
Cash paid for repositioning	38.6
Cash paid for restructuring	16.4
Cash paid for legacy items	12.6
Capital expenditures related to repositioning	9.9
Cash paid for taxes related to repositioning	6.3
2015 Adjusted Free Cash Flow	437.4
Discretionary Reduction by Compensation Committee	(7.4)
2015 AICP Adjusted Free Cash Flow	430.0
Summary 2015 Performance

(in millions $)
2015 Adjusted EBIT (50% of Available Incentive Pool)	618.5
2015 AICP Adjusted Free Cash Flow (50% of Available Incentive Pool)	430.0
2015 AICP Funding
Our 2015 Adjusted Free Cash Flow was equal to our 2015 annual operating plan (actual performance was above the plan, but was adjusted down to plan level as described above) and our actual 2015 Adjusted EBIT was below our 2015 annual operating plan. Following the discretionary adjustment by the committee described above, this performance resulted in 89% of the target AICP pool being funded, as shown the following table:

2015 Adjusted EBIT (in millions)	$618.5
Interpolated Portion of 50% of AICP Incentive Pool funded in respect of Adjusted EBIT Target	78.0%
2015 AICP Adjusted Free Cash Flow (in millions)	$430.0
Interpolated Portion of 50% of AICP Incentive Pool funded in respect of Adjusted Free Cash Flow Target	100.0%
Total Portion of Target AICP Incentive Pool funded	89.0%
Actual 2015 AICP payments to the named executive officers are as set forth below:

Name	Actual AICP Payment (89% of Target) ($)
A. E. Festa	1,084,688
H. La Force III	356,000
G. E. Poling (a)	502,623
M. A. Shelnitz	264,775
E. C. Brown	233,625
_______________________________________________________________________________

(a)
Mr. Poling resigned as President and Chief Operating Officer of Grace effective February 3, 2016. The amount for Mr. Poling is the amount accrued by Grace prior to the completion of the separation and such amount will be paid to Mr. Poling by GCP pursuant to the terms of the separation.

Executive Officer Annual Incentive Compensation Plan (EAICP)—Funding of Payments
The Executive Officer Annual Incentive Compensation Plan, EAICP, applicable to all executive officers, provides for performance-based incentives designed to meet the requirements for tax deductibility under Section 162(m) of the Code. AICP payments to executive officers are funded from the EAICP incentive pool. The EAICP incentive pool is funded at 200% of the aggregate of the executive officers' AICP target awards if Grace meets the performance targets that the committee establishes for a specified year. In setting the actual amount of executive officers' AICP awards, the committee has the discretion to reduce, but not increase, the amount of the EAICP incentive pool and the amounts, based on the EAICP incentive pool, of individual AICP payments to executive officers. For 2015, the EAICP performance target was $400 million in Adjusted Free Cash Flow. Since actual Grace performance in respect of the Adjusted Free Cash Flow performance target was $437.4 million, the EAICP incentive pool was fully funded. The committee exercised its discretion to reduce actual awards to the named executive officers to the amounts reflected in the table above.
Long-Term Incentive Compensation
Our Long-Term Incentive Plans, or LTIPs, are designed to motivate and reward our key employees, including our named executive officers, for their contributions to our performance over a multi-year period and align their financial interests with those of our stockholders by making a significant portion of their total compensation variable and dependent upon our sustained financial performance. At the option of the executive, withholding taxes and, in the case of options, the exercise price, can be paid to Grace through the surrender of shares of Grace common stock by the executive, in lieu of cash payment. The target value of the LTIP award for each LTIP participant, with the exception of the CEO, was determined by the committee based on the recommendation of the CEO. The target value of the CEO’s LTIP award was determined by the committee. These target award values were determined by reviewing current market compensation data (as discussed earlier in this report), historical long-term incentive target values, the level of dilution represented by outstanding equity awards and internal pay equity considerations. For a discussion of the effects of the separation on the outstanding LTIP awards held by Grace executive officers, see “—Treatment of Equity-Based Compensation in the Separation.”

2013-2015 Long-Term Incentive Compensation Plan (2013 LTIP)—Performance Based Units (PBUs)
The PBUs awarded to executive officers under the 2013 LTIP are share-denominated. The number of shares of Grace common stock issued to an executive officer under the 2013 PBUs is based upon: the executive officer's PBU target share amount; and our performance over the three-year performance period from 2013 to 2015 as compared to our baseline 2012 performance. The value of the PBUs also varies based on the value of Grace common stock. Payouts were subject to continued employment on the payment date.
The performance measure for the 2013 PBUs is Adjusted EBIT. In determining cumulative Adjusted EBIT growth for use in determining PBU payouts, referred to as LTIP Adjusted EBIT, Adjusted EBIT may be adjusted in the discretion of the committee to eliminate the effect of extraordinary events that render fulfillment of the performance objectives of the PBUs impossible or impracticable. The committee exercised its discretion to raise the Adjusted EBIT targets to reflect the gain from Grace’s adoption of mark-to-market pension accounting in the 2013 fourth quarter as described in Grace's Annual Report on Form 10-K for the year ended December 31, 2013 in Item 8 (Financial Statements and Supplementary Data) in the Financial Supplement under Note 1 (Basis of Presentation and Summary of Significant Accounting and Financial Reporting Policies) to the Consolidated Financial Statements and as reflected in the following table:

3-Year Cumulative LTIP Adjusted EBIT Growth (%)	2015 LTIP Adjusted EBIT Target (as originally adopted) (in millions)	2015 LTIP Adjusted EBIT Target (reflecting mark-to-market adjustment) (in millions)	Number of PBU Shares Paid Out* (# Shares)
Greater than 45%	Greater than $750.2	Greater than $809.4	200% of PBU Award
45%	$750.2	$809.4	200% of PBU Award
30%	$672.6	$725.7	100% of PBU Award
15%	$595.0	$641.9	50% of PBU Award
Less than 15%	Less than $595.0	Less than $641.9	—
_______________________________________________________________________________

*	Actual number shares paid out is prorated on a straight line basis for performance that falls between the performance targets set forth in the table.
2015 LTIP Adjusted EBIT and 2013-2015 PBU Payouts
The committee believes that the substantial foreign currency translation effects Grace experienced during the 2013 PBU performance period constitutes an extraordinary event that rendered fulfillment of the 2013 PBU performance objectives impracticable. Accordingly, the committee has exercised its discretion to revise the calculation of 2015 Adjusted EBIT to eliminate a portion of its estimate of the foreign currency translation effects, which were partially offset by supply chain benefits, that were not considered when the performance targets were set, as reflected in the following table.

(in millions $)
Actual 2015 Grace Adjusted EBIT (in millions)	618.5
Discretionary Adjustment by Compensation Committee (in millions)	27.8
2015 Grace LTIP Adjusted EBIT (in millions)	646.3
Interpolated Portion of 2013-2015 PBUs funded	52.0%

Actual 2013-2015 PBU share payouts to the named executive officers are as set forth below:

Name	2013 PBU Share Target (#)	Grace Shares Earned (52% of Target) (#)	Shares Earned as Converted in Separation (#)(a)		Actual Value of 2013 PBU Payout ($)(b)
A. E. Festa	24,134	12,550	15,586		1,069,044
H. La Force III	5,218	2,713	3,370		231,148
G. E. Poling(c)	9,784	5,088	25,405	(d)	434,680	(e)
M. A. Shelnitz	3,588	1,866	2,317		158,923
E. C. Brown(f)	—	—	—		—
_______________________________________________________________________________

(a)
Other than for Mr. Poling, pursuant to the terms of the separation, the number of shares of Grace common stock issued under each stock-settled 2013 performance based unit (PBU) award was adjusted to preserve the intrinsic value of the award as of the separation date. See "—Treatment of Equity-Based Compensation in the Separation."

(b)	Other than for Mr. Poling, the actual value of the PBU payouts was determined based on the closing price of Grace common stock on the February 25, 2016 payment date of $68.59.

(c)	Mr. Poling resigned as President and Chief Operating Officer of Grace effective February 3, 2016.

(d)
Amount is in shares of GCP common stock. Pursuant to the terms of the separation, Mr. Poling's PBU award payout was converted from shares of Grace common stock to shares of GCP common stock and the number of shares was adjusted to preserve the intrinsic value of the award as of the separation date. See "—Treatment of Equity-Based Compensation in the Separation."

(e)	The actual value of Mr. Poling's PBU payout was determined based on the closing price of GCP common stock on the February 25, 2016 payment date of $17.11.

(f)	Ms. Brown joined Grace in 2015.
2015-2017 Long-Term Incentive Compensation Plan (2015 LTIP)
Fifty percent of the target award value of the 2015 LTIP is awarded in options to purchase Grace common stock and 50% is awarded in restricted stock units, or RSUs.
Stock Options
Stock options represent 50% of the value of our 2015 LTIP awards. The value of stock options is directly related to the increase in value of our stock, so stock options provide direct alignment between the interests of our executive officers and stockholders. In determining the value of stock option awards, the committee used an analysis of stock option value based on an adjusted Black-Scholes option pricing model and reviewed this analysis with Willis Towers Watson. The committee approved the stock option grants included in the 2015 LTIP on May 7, 2015. The exercise price of the options was $96.005, which was the average of the high and low trading prices of Grace common stock on the NYSE on May 7, 2015. The term of the options is five years and they vest over three years in equal annual installments commencing the year after the date of grant, generally subject to the continued employment of the holder of the stock options.
Restricted Stock Units (RSUs)
RSUs represent 50% of the value of our 2015 LTIP awards. In previous years we issued performance-based units that consist of a target award of shares that can be increased, decreased or forfeited based on Grace performance. We expect to return to performance-based units as part of LTIPs to be awarded in 2016. However, due to the separation, the committee did not believe that a three-year performance period based on Grace's 2014 performance was appropriate for 2015-2017 long-term compensation. Accordingly, the committee selected RSUs as the stock component of the 2015 LTIP awards. The value of an RSU is equal to the increase in value of Grace common stock, so RSUs provide direct alignment between the interests of our executive officers and stockholders. RSUs granted in 2015 will vest and be settled on May 7, 2018, generally subject to continued employment of the holder of the RSUs.

RSUs provide direct alignment between the interests of executive officers and stockholders. Payouts to executive officers who are subject to the stock ownership guidelines, including the named executive officers, are payable in shares of common stock. Payouts to other participants are payable in cash.
Special Equity Awards to Ms. Brown
In connection with the commencement of her employment with Grace as Vice President and Chief Human Resources Officer, Ms. Brown was awarded a new hire Performance Based Unit (PBU) grant and a new hire stock option grant. In recognition of the special efforts required of Ms. Brown and her department in connection with the separation, the committee awarded Ms. Brown a separate retention RSU grant.
The PBUs awarded to Ms. Brown are share-denominated and the actual number of shares earned by Ms. Brown can vary based on the achievement of specified business performance objectives. The value of the PBUs also varies based on the value of our stock. The amount of the payout under the PBUs is based upon: Ms. Brown's PBU target share amount; the growth in our Adjusted EBIT over the three-year performance period; and the value of Grace common stock on the payout date. Since Ms. Brown is an executive officer who is subject to our stock ownership guidelines, the PBUs are payable in shares of Grace common stock. The performance measure for the PBUs is Adjusted EBIT. In determining cumulative Adjusted EBIT growth for use in determining PBU payouts, referred to as LTIP Adjusted EBIT, Adjusted EBIT may be adjusted in the discretion of the committee to eliminate the effect of changes in accounting or significant changes in our business. In order to earn the target payout, our cumulative annual LTIP Adjusted EBIT growth from the 2013 baseline performance to 2016 actual performance must be 30%, to earn the maximum of 200% of the target payout, growth must be 45% and no payout is earned if growth is less than15% as reflected in the following table:

3-Year Cumulative PBU Adjusted EBIT Growth	2016 PBU Adjusted EBIT (in millions)	Number of PBU Shares Paid Out (# Shares)
Greater than 45%	Greater than $798.7	200% of PBU Award
45%	$798.7	200% of PBU Award
30%	$716.0	100% of PBU Award
15%	$633.4	50% of PBU Award
Less than 15%	Less than $633.4	—
In determining the value of Ms. Brown's stock option award, the committee used an analysis of stock option value based on an adjusted Black-Scholes option pricing model. The committee approved Ms. Brown's stock option grant on January 6, 2015. The exercise price of the options was $93.15, which was the average of the high and low trading prices of Grace common stock on the NYSE on January 6, 2015. The term of the options is five years and they vest over two years in equal annual installments on January 6, 2016 and January 6, 2017, generally subject to the continued employment of Ms. Brown.
The retention RSUs granted to Ms. Brown will vest and be settled on May 7, 2018, generally subject to her continued employment with Grace.
Pension Plan/Supplemental Executive Retirement Plan
As described below under the caption "—Compensation Tables—Pension Benefits," payments under our tax-qualified pension plan are calculated using annual compensation, including base salary and AICP awards, and years of credited Grace service. The committee has also implemented a Supplemental Executive Retirement Plan, generally referred to as a SERP, that currently applies to approximately 80 upper level employees, including the executive officers, whose annual compensation exceeds the amount that can be taken into account for purposes of calculating benefits under tax-qualified pension plans. Under this plan, each such employee will receive the full pension to which that employee would be entitled in the absence of the limitations described above and other limitations imposed under federal income tax law. The SERP is unfunded and is not qualified for tax purposes.
Savings and Investment Plan/Replacement Payment Plan
We generally offer a tax-qualified 401(k)-type Savings and Investment Plan, or S&I Plan, to employees under which they may save a portion of their annual compensation in investment accounts on a pre- or post-tax basis. We currently match 100% of employee savings under the S&I Plan up to 6% of the employee's base salary and annual incentive compensation. The committee believes that a 401(k)-type plan with a meaningful company match is an effective recruiting and retention tool for our employees, including our executive officers. The committee has also implemented an S&I Plan Replacement Payment Plan that currently applies to approximately 55 upper level employees, including the executive officers, whose annual compensation exceeds the amount that can be taken into account for purposes of calculating benefits under tax-qualified savings plans. Under this plan, each such employee will receive the full matching payments to which that employee would be entitled in the absence of the limitations described above and other limitations imposed under federal income tax law.
Executive Personal Benefits
The committee believes that executive personal benefits should be limited. Executive officers are eligible to participate in an executive physical examination program that offers executives an annual comprehensive physical examination within a compressed time period. Mr. Festa has access to corporate aircraft for reasonable personal travel, though he is responsible for paying income taxes on the value of such travel as determined by the Internal Revenue Service. In connection with joining Grace, Ms. Brown received certain benefits related to her relocation, at Grace's request, to Maryland and, in connection with the separation, Mr. Poling received certain benefits related to his relocation, at Grace's request, to Massachusetts.
Change-In-Control Severance Agreements
As described below under the caption "—Compensation Tables—Termination and Change-in-Control Arrangements," we have entered into change-in-control severance agreements with each of the named executive officers. The provisions in these agreements are based on competitive practice and are designed to ensure that the executive officers' interests remain aligned with the interests of our stockholders if a potential change in control occurs. Payments under these agreements are triggered by the involuntary termination of the executive officer's employment without cause (including constructive termination caused by a material reduction in his or her authority or responsibility or by certain other circumstances) following a "change in control." A change in control situation often undermines an executive officer's job security, and it is to our benefit and our stockholders' benefit to encourage our executive officers to seek out beneficial transactions and to remain employed through the closing of any transaction, even though their future employment at Grace may be uncertain. The change-in-control severance agreements are designed to reinforce and encourage the continued attention and dedication of the executive officers to their assigned duties without distraction in the face of potentially adverse circumstances arising from the possibility of a change in control of Grace. Certain terms of these agreements are described below under the caption "—Compensation Tables—Potential Payments Upon Termination or Change-In-Control."
Severance Arrangements
As described below under “Executive Compensation-Compensation Tables-Termination and Change-in-Control Arrangements,” we have entered into severance arrangements with each of the named executive officers. Payments under these arrangements are triggered by involuntary termination of employment under most circumstances. Our severance arrangements are designed to encourage and reinforce the continued attention and dedication of our executive officers to their assigned duties without undue concern regarding their job security. In the case of Mr. La Force and Ms. Brown, the severance arrangements were negotiated on an arms-length basis prior to the time they joined Grace. The payments required by these arrangements were designed to encourage Mr. La Force and Ms. Brown to join and remain with Grace in lieu of other employment opportunities available to them. In connection with the separation, we have agreed that, in the event of the involuntary termination by Grace of Ms. Brown's employment, without cause or performance issues, within two years of her relocation to Columbia, Maryland, Grace will pay all necessary moving expenses, including tax gross-ups, to a location of her choice within the continental United States. Certain terms of these arrangements are described below under the caption “Executive Compensation-Compensation Tables-Potential Payments Upon Termination or Change-In-Control.”
Executive Salary Protection Plan
As described below under the caption "—Compensation Tables—Potential Payments Upon Termination or Change-In-Control," our Executive Salary Protection Plan provides payments to our named executive officers, or their respective beneficiaries, in the event of their disability or death prior to age 70 while employed by Grace. The plan is designed to encourage the continued attention and dedication of our executive officers to their assigned duties without undue concern regarding their ability to earn a living and support their families in the event of death or disability.
Compensation Policies and Practices Relating to Risk Management
We do not believe that risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on Grace through excessive risk-taking incentives or otherwise. Our compensation program, though tailored to our specific needs, is generally similar to compensation programs used by other companies in our industry. We have many years of experience with the various components of our compensation program, including our incentive plans under which payments may vary based on the performance of the business. We believe these plans, backed by our corporate ethics program and the Grace Core Values, have been successful in aligning the interests of our executives and senior employees with the interests of our stockholders and in encouraging the responsible pursuit of corporate objectives by our employees.
In order to ensure that our executive officer compensation program does not encourage excessive risk-taking, the committee conducts a periodic risk assessment of our compensation plans. The committee believes that several elements of our compensation program mitigate risk, including the use of performance measures based on reasonable targets, the implementation of stock ownership guidelines, the use of severance and change of control agreements and the committee's oversight and discretion regarding incentive compensation.
Deductibility of Executive Compensation
Section 162(m) of the Code limits the tax deduction for compensation expense in excess of $1 million paid to certain executive officers unless such compensation is “performance-based” and satisfies certain other conditions. Tax deductibility is one criterion we consider when establishing compensation plans. The Grace AICPs and LTIPs are structured with the intention that the compensation payable thereunder will generally qualify as deductible “performance-based” compensation. However, the rules governing Section 162(m) of the Code are complex and subject to different interpretations. Therefore, there is no certainty that awards intended to constitute “performance-based compensation” will, in fact, meet that exception. In addition, we believe that it is important to preserve the ability to structure compensation plans to meet a variety of corporate objectives even if the compensation is not deductible.

Compensation Committee Report
We, the undersigned members of the Compensation Committee of the Board of Directors of Grace, have reviewed Grace's Compensation Discussion and Analysis for 2015 and have discussed it with Grace management. Based on our review and this discussion, we recommend to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
COMPENSATION COMMITTEE
Jeffry N. Quinn, Chair
H. Furlong Baldwin
Robert F. Cummings, Jr.
Diane H. Gulyas
Christopher J. Steffen
Mark E. Tomkins
Compensation Committee Interlocks and Insider Participation
During 2015, the Compensation Committee of the Board was composed of Messrs. Baldwin, Cambre, Cummings, Quinn (Chair), Tomkins and Steffen, Dr. Fox and Mses. Gulyas and Henry. Mr. Cambre, Dr. Fox and Ms. Henry resigned from the Board of Directors and all committees effective February 3, 2016. None of these persons is a current or former Grace officer or employee, nor did we have any reportable related party transactions with any of these persons. None of our executive officers serves or in the past has served as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving, or in the past having served, on our Board of Directors or the Compensation Committee.

Treatment of Equity-Based Compensation in the Separation
In connection with the separation, Grace equity awards held by our named executive officers were equitably adjusted under the Grace equity compensation programs as described below. The adjusted awards generally will be subject to the same vesting conditions and other terms that applied to the original Grace award immediately before the separation.
Each Grace stock option granted prior to January 1, 2015, was converted into both an adjusted Grace stock option and a GCP stock option. The exercise price and number of shares subject to each stock option were adjusted to preserve the aggregate intrinsic value of the original Grace stock option, as measured immediately before and immediately after the separation, subject to rounding.
Each Grace stock option and restricted stock unit ("RSU") granted on or after January 1, 2015, was converted into an adjusted Grace award (in the case of all named executive officers other than Mr. Poling) or a GCP award (in the case of Mr. Poling) in connection with the separation. The number of shares subject to the award (and in the case of stock options, the exercise price of the award) was adjusted to preserve the aggregate intrinsic value of the original Grace award, as measured immediately before and immediately after the separation, subject to rounding.
In connection with the separation, performance conditions were deemed satisfied with respect to Grace performance-based units (each a "PBU”) granted in respect of the 2014-2016 performance period (each a "2014 Grace PBU") at a payout level based on (1) actual performance for the portion of the performance period commencing on January 1, 2014 and ending on December 31, 2015, and (2) target performance for the portion of the performance period commencing on January 1, 2016, and ending on December 31, 2016. The 2014 Grace PBUs held by our named executive officers, other than Ms. Brown, were converted into Grace RSUs and GCP RSUs and the number of shares subject to such RSUs was adjusted to reflect the satisfaction of the performance conditions of the original 2014 Grace PBUs as described above. The new hire 2014 Grace PBU held by Ms. Brown was converted into a Grace RSU with the number of shares subject to such Grace RSU adjusted to preserve the aggregate intrinsic value of Ms. Brown’s original 2014 Grace PBU (reflecting the satisfaction of the performance conditions of the original 2014 Grace PBUs as described above), as measured immediately before and immediately after the separation, subject to rounding. The Grace RSUs and GCP RSUs will continue to be subject to substantially the same terms and conditions (other than performance conditions) that applied to the original 2014 Grace PBUs and will be paid out in early 2017, generally subject to the holder’s continued employment through the pay out date.
In connection with the separation, each Grace PBU granted in respect of the 2013-2015 performance period (a "2013 Grace PBU") was converted into an adjusted Grace RSU (in the case of 2013 Grace PBUs held by a named executive officer other than Mr. Poling) or a GCP RSU (in the case of 2013 Grace PBUs held by Mr. Poling). The number of shares subject to the Grace RSUs and the number of shares subject to Mr. Poling's GCP RSU were adjusted to preserve the aggregate intrinsic value of the original 2013 Grace PBUs, as measured immediately before and immediately after the separation, subject to rounding.
Mr. Shelnitz holds a deferred share award pursuant to the provisions of a former Grace incentive compensation plan under which certain employees were permitted to voluntarily defer receipt of shares of Grace common stock. Since 1998, executives may no longer defer receipt of shares under the plan. In connection with the separation, the deferred share award held by Mr. Shelnitz was converted into an adjusted Grace award. The number of shares subject to the award was adjusted to preserve the aggregate intrinsic value of the original Grace award, as measured immediately before and immediately after the separation, subject to rounding.

This description does not purport to be complete and is qualified in its entirety by reference to the text of the Employee Matters Agreement entered into in connection with the separation which was filed with the SEC.
Compensation Tables
Summary Compensation Table
The following table sets forth the compensation we paid for the periods indicated to our Chief Executive Officer, our Chief Financial Officer and each of our other three most highly compensated executive officers who were executive officers as of December 31, 2015, determined by reference to the total compensation earned by such individuals for 2015 (reduced by the amount set forth in the table below under the caption "Change in Pension Value and Nonqualified Deferred Compensation Earnings").

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(a) ($)	Option Awards(a) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(c) ($)	All Other Compensation(d) ($)	Total ($)
						AICP(b)
A. E. Festa Chairman & Chief Executive Officer	2015	975,000	—	2,124,975	2,131,941	1,084,688	282,000	129,703	6,728,307
	2014	975,000	1,500,000	2,107,352	1,935,708	824,586	1,221,000	104,885	8,668,531
	2013	975,000	—	1,849,992	1,761,324	243,750	57,000	162,603	5,049,669

H. La Force III Senior Vice President & Chief Financial Officer	2015	500,000	—	412,533	413,844	356,000	80,000	49,266	1,811,643
	2014	487,500	750,000	409,032	375,757	296,000	281,000	36,305	2,635,594
	2013	453,333	—	399,986	380,834	94,000	64,000	46,572	1,438,725

G. E. Poling Former President & Chief Operating Officer	2015	616,667	—	749,991	752,444	502,623	203,000	87,126	2,911,851
	2014	600,000	750,000	743,820	683,192	399,600	1,594,000	45,515	4,816,127
	2013	579,167	—	749,993	714,046	135,000	—	62,004	2,240,210

M. A. Shelnitz Vice President, General Counsel & Secretary	2015	425,000	—	274,958	275,896	264,775	57,000	40,215	1,337,844
	2014	410,417	1,000,000	272,688	250,497	220,150	874,000	29,355	3,057,107
	2013	383,750	—	275,038	261,820	68,250	—	38,143	1,027,001

E. C. Brown Vice President & Chief Human Resources Officer	2015	372,595	—	898,111	381,534	233,625	49,000	174,159	2,109,024

_______________________________________________________________________________

(a)
Amounts reflect the aggregate grant date fair value of restricted stock unit awards to each executive officer, performance-based unit awards to Ms. Brown (assuming the target level of performance is achieved) (each, in the “Stock Awards” column) and option awards to each executive officer (in the “Option Awards” column), in each case computed in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.” In the case of restricted stock units and performance-based unit awards, the amounts shown in the Stock Awards column are based on an estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718 excluding the effect of estimated forfeitures. The values of the performance-based unit awards to Ms. Brown at the grant date if the target and highest levels of performance are achieved would be $148,120 and $296,240, respectively. Grace values options using the Black-Scholes option-pricing model, which was developed for use in estimating the fair value of traded options. The assumptions used to calculate the compensation expense reported for 2015 are described in the Annual Report on Form 10-K for the year ended December 31, 2015, in Item 8 (Financial Statements and Supplementary Data) in the Financial Supplement under Note 15 (Stock Incentive Plans) to the Consolidated Financial Statements, which discussion is incorporated herein by reference.

(b)
The 2015 amount consists of earned payments pursuant to the 2015 Annual Incentive Compensation Plan (AICP). The amount for Mr. Poling is the amount accrued by Grace prior to the completion of the separation and such amount will be paid to Mr. Poling by GCP Applied Technologies Inc. ("GCP") pursuant to the terms of the separation. Mr. Poling resigned as President and Chief Operating Officer of Grace effective February 3, 2016.

(c)
The 2015 amount consists of the aggregate change in the actuarial present value of the individual's accumulated benefit under the Grace Pension Plan and Grace Supplemental Executive Retirement Plan (SERP) from December 31, 2014, to December 31, 2015, assuming retirement at age 62 with benefits payable on a straight life annuity basis, based on assumptions used for financial reporting purposes under generally accepted accounting principles, including a 4.31% discount rate determined as set forth in the Annual Report on Form 10-K for the year ended December 31, 2015, in Item 8 (Financial Statements and Supplementary Data) in the Financial Supplement under Note 8 (Pension Plans and Other Postretirement Benefits Plans) to the Consolidated Financial Statements, which discussion is incorporated herein by reference. Negative amounts are not reflected in the table pursuant to SEC rules. Although these amounts appear as a lump sum, they are generally paid as an annuity. The amount reported is an accounting value and was not realized by the individual in cash during 2015. The amounts include benefits that the individual may not currently be entitled to receive because the executive is not vested in such benefits. No executive officer received preferential or above market earnings on nonqualified deferred compensation.

Name	Change in Pension Plan Value ($)	Change In SERP Value ($)	Total Change in Pension Value ($)
A. E. Festa	37,000	245,000	282,000
H. La Force III	28,000	52,000	80,000
G. E. Poling	65,000	138,000	203,000
M. A. Shelnitz	43,000	14,000	57,000
E. C. Brown	34,000	15,000	49,000

(d)	The 2015 amount consists of the following:

Name	Personal Benefits* ($)	S&I Plan Matching Payments ($)	S&I Plan Replacement Payments ($)	Liability Insurance ($)	Relocation Payments** ($)	Total ($)
A. E. Festa	21,497	14,625	92,075	1,506	—	129,703
H. La Force III	—	15,900	31,860	1,506	—	49,266
G. E. Poling	—	15,900	45,076	1,506	24,644	87,126
M. A. Shelnitz	—	15,900	22,809	1,506	—	40,215
E. C. Brown	—	14,169	6,456	1,506	152,028	174,159
_______________________________________________________________________________________________________

*
Consists of our aggregate incremental cost of providing perquisites and other personal benefits or property if the aggregate amount of personal benefits provided to the individual equaled or exceeded $10,000. For Mr. Festa, amount consists of personal use of Grace-provided aircraft, calculated based on personal-use flight hours as a percentage of total flight hours charged to Grace.

**	Amount includes tax gross up payments in respect of relocation expenses in the amount of $12,037 for Mr. Poling and $37,243 for Ms. Brown.
Grants of Plan-Based Awards in 2015
The following table provides information regarding grants under our Annual Incentive Compensation Plan, or AICP, and Long Term Incentive Plan, or LTIP, to the executive officers named in the Summary Compensation Table above during 2015.

Name	Plan	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Award(s)			All Other Stock Awards: Number of Shares of Stock (#)(c)	All Other Option Awards: Number of Securities Underlying Options (#)(d)	Exercise or Base Price of Option Awards ($/Sh)(e)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(f)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(b)	Target (#)(b)	Maximum (#)(b)
A. E. Festa	2015 AICP	n/a	304,688	1,218,750	2,437,500	—	—	—	—	—	—	—	—
	2015 LTIP (Option)	5/7/2015	—	—	—	—	—	—	—	110,671	96.01	95.82	2,131,941
	2015 LTIP (RSU)	5/7/2015	—	—	—	—	—	—	22,134	—	—	—	2,124,975
H. La Force III	2015 AICP	n/a	100,000	400,000	800,000	—	—	—	—	—	—	—	—
	2015 LTIP (Option)	5/7/2015	—	—	—	—	—	—	—	21,483	96.01	95.82	413,844
	2015 LTIP (RSU)	5/7/2015	—	—	—	—	—	—	4,297	—	—	—	412,533
G. E. Poling	2015 AICP	n/a	141,186	564,745	1,129,490	—	—	—	—	—	—	—	—
	2015 LTIP (Option)	5/7/2015	—	—	—	—	—	—	—	39,060	96.01	95.82	752,444
	2015 LTIP (RSU)	5/7/2015	—	—	—	—	—	—	7,812	—	—	—	749,991
M. A. Shelnitz	2015 AICP	n/a	74,375	297,500	595,000	—	—	—	—	—	—	—	—
	2015 LTIP (Option)	5/7/2015	—	—	—	—	—	—	—	14,322	96.01	95.82	275,896
	2015 LTIP (RSU)	5/7/2015	—	—	—	—	—	—	2,864	—	—	—	274,958
E. C. Brown	2015 AICP	n/a	65,625	262,500	525,000	—	—	—	—	—	—	—	—
	New Hire Grant (Option)	1/6/2015	—	—	—	—	—	—	—	6,441	93.15	92.18	130,719
	2015 LTIP (Option)	5/7/2015	—	—	—	—	—	—	—	13,020	96.01	95.82	250,814
	New Hire Grant (PBU)	1/6/2015	—	—	—	805	1,610	3,220	—	—	—	—	148,120
	2015 LTIP (RSU)	5/7/2015	—	—	—	—	—	—	2,604	—	—	—	249,997
	2015 Retention (RSU)	5/7/2015	—	—	—		—	—	5,208	—	—	—	499,994
_______________________________________________________________________________

(a)
For Mr. Poling, amount is based on pro rated 2015 base salary rate to reflect his base salary increase effective December 1, 2015. Actual payments pursuant to the 2015 AICP are reflected in the Summary Compensation Table above.

(b)
Pursuant to the terms of the grants, the number of PBUs that are earned, if any, would be determined after the close of the performance period on December 31, 2016 based on performance for fiscal years 2014 to 2016 and would be payable in early 2017, generally subject to continued employment. See "--Treatment of Equity-based Compensation in the Separation."

(c)	RSUs vest on May 7, 2018, generally subject to continued employment. See "--Treatment of Equity-based Compensation in the Separation."

(d)
Options awarded under the 2015 LTIP are exercisable in one-third increments on May 6, 2016, May 5, 2017, and May 7, 2018, generally subject to continued employment. New hire options awarded to Ms. Brown are exercisable in one-half increments on January 6, 2016 and January 6, 2017. See "--Treatment of Equity-based Compensation in the Separation."

(e)
The exercise price was determined based on the average of the high and low trading prices of Grace common stock on the NYSE on the grant date. See "--Treatment of Equity-based Compensation in the Separation."

(f)	The grant date fair value is generally the amount that Grace would expense in its financial statements over the award’s service period, but does not include a reduction for forfeitures.
Outstanding Equity Awards at Fiscal Year End 2015
The following table provides information regarding outstanding stock options, restricted stock units, and performance based units held by the executive officers named in the Summary Compensation Table above as of December 31, 2015.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)	Equity Incentive Plan Awards: Payout Value of Unearned Units That Have Not Vested ($)
A. E. Festa	—	—		—	—	22,134	2,204,325	(a)	—	—
	—	—		—	—	—	—		22,906	2,281,209	(b)
	—	110,671	(c)	96.005	5/7/2020	—	—		—	—
	30,542	61,082	(d)	92.770	5/8/2019	—	—		—	—
	60,658	30,328	(e)	76.655	5/2/2018	—	—		—	—
	162,000	—		48.450	6/28/2017	—	—		—	—
	264,290	—		42.255	5/5/2016
H. La Force III	—	—		—	—	4,297	427,938	(a)	—	—
	—	—		—	—	—	—		4,446	442,777	(b)
	—	21,483	(c)	96.005	5/7/2020	—	—		—	—
	5,929	11,857	(d)	92.770	5/8/2019	—	—		—	—
	13,116	6,557	(e)	76.655	5/2/2018	—	—		—	—
	40,000	—		48.450	6/28/2017	—	—		—	—
	33,000	—		42.255	5/5/2016
G. E. Poling	—	—		—	—	7,812	777,997	(a)	—	—
	—	—		—	—	—	—		8,085	805,185	(b)
	—	39,060	(c)	96.005	5/7/2020	—	—		—	—
	10,780	21,558	(d)	92.770	5/8/2019	—	—		—	—
	24,591	12,295	(e)	76.655	5/2/2018	—	—		—	—
	81,000	—		48.450	6/28/2017	—	—		—	—
	10,000	—		41.250	11/3/2016	—	—		—	—
	60,000	—		42.255	5/5/2016
M. A. Shelnitz	—	—		—	—	2,864	285,226	(a)	—	—
	—	—		—	—	—	—		2,964	295,185	(b)
	—	14,322	(c)	96.005	5/7/2020	—	—		—	—
	3,953	7,904	(d)	92.770	5/8/2019	—	—		—	—
	9,017	4,508	(e)	76.655	5/2/2018	—	—		—	—
	27,000	—		48.450	6/28/2017	—	—		—	—
	35,000	—		42.255	5/5/2016
E. C. Brown	—	—		—	—	2,604	259,332	(a)	—	—
	—	—		—	—	5,208	518,665	(a)	—	—
	—	—		—	—	—	—		1,610	160,340	(b)
	—	13,020	(c)	96.005	5/7/2020	—	—		—	—
	—	6,441	(f)	93.150	1/6/2020	—	—		—	—
_______________________________________________________________________________

(a)
Market value of restricted stock units that have not been earned is based on the December 31, 2015, closing market price of Grace common stock of $99.59 per share. The restricted stock units will generally be earned or forfeited based on continued employment with Grace through May 7, 2018. See "--Treatment of Equity-based Compensation in the Separation."

(b)
Market value of performance-based units that have not been earned is based on the December 31, 2015 closing market price of Grace common stock of $99.59 per share. Pursuant to the terms of the grants, the performance-based units would be earned or forfeited based on Grace performance from fiscal year 2014 through fiscal year 2016. Performance for fiscal years 2014-2015 was at a level in excess of two-thirds of threshold performance but less than two-thirds of target performance; therefore, the target payout amounts are shown. See "--Treatment of Equity-based Compensation in the Separation."

(c)	Options are exercisable in one-third increments on May 6, 2016, May 5, 2017, and May 7, 2018.

(d)	Options are exercisable in one-third increments on May 8, 2015, May 6, 2016, and May 8, 2017.

(e)	Options are exercisable in one-third increments on May 2, 2014, May 1, 2015, and May 2, 2016.

(f)	Options are exercisable in one-half increments on January 6, 2016 and January 6, 2017.

Option Exercises and Stock Vested in 2015
The following table provides information regarding the exercise of options and the vesting of performance-based units held by the executive officers named in the Summary Compensation Table above during 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(a)		Value Realized on Vesting ($)(b)
A. E. Festa	200,000	14,576,480	15,586		1,552,210
H. La Force III	57,000	3,815,656	3,370		335,618
G. E. Poling(c)	66,938	4,830,872	5,088	(d)	506,714	(e)
M. A. Shelnitz	42,000	2,910,524	2,317		230,750
E. C. Brown	—	—	—		—
_______________________________________________________________________________

(a)
For purposes of this table, "vesting" of stock-settled 2013 performance based units (PBUs) awards means that the number of shares to be issued was determined based on Grace performance for the three-year period ended on December 31, 2015. Other than for Mr. Poling, pursuant to the terms of the separation, the number of shares of Grace common stock issued under each stock-settled 2013 PBU award was adjusted to preserve the intrinsic value of the award as of the separation date as follows: for Mr. Festa 15,586 shares, for Mr. La Force 3,370 shares, and for Mr. Shelnitz 2,317 shares. See "—Treatment of Equity-Based Compensation in the Separation."

(b)
The value realized on vesting was determined based on the closing price of Grace common stock on December 31, 2015 of $99.59. Other than for Mr. Poling, the value of the PBU share payouts as of the February 25, 2016 payment date, based on the closing price of Grace common stock on that date of $68.59 and the converted PBU share payout amounts, was: for Mr. Festa $1,069,044, for Mr. La Force $231,148, and for Mr. Shelnitz $158,923. See "—Treatment of Equity-Based Compensation in the Separation."

(c)	Mr. Poling resigned as President and Chief Operating Officer of Grace effective February 3, 2016.

(d)
Pursuant to the terms of the separation, the Mr. Poling's PBU share payout was converted to 25,405 shares of GCP common stock to preserve the intrinsic value of the award as of the separation date. See "—Treatment of Equity-Based Compensation in the Separation."

(e)
The value of Mr. Poling's PBU share payout as of the February 25, 2016 payment date, based on the closing price of GCP common stock on that date of $17.11 and his converted PBU share payout amount of 25,405 shares of GCP common stock, was $434,680. See "—Treatment of Equity-Based Compensation in the Separation."

Pension Benefits
The following table provides information regarding benefits under our Retirement Plan for Salaried Employees, or Pension Plan, our Supplemental Executive Retirement Plan, or SERP, and any supplemental pension arrangements under employment agreements for the executive officers named in the Summary Compensation Table above.

Name	Plan Name	Number of Years Credited Service (years)	Present Value of Accumulated Benefit ($)(a)	Payments During Last Fiscal Year ($)
A. E. Festa	Pension Plan	12.08	484,000	—
	SERP	12.08	3,991,000	—
H. La Force III	Pension Plan	7.75	256,000	—
	SERP	7.75	602,000	—
G. E. Poling	Pension Plan	36.42	1,744,000	—
	SERP	36.42	5,668,000	—
M. A. Shelnitz	Pension Plan	32.17	1,369,000	—
	SERP	32.17	2,388,000	—
E. C. Brown	Pension Plan	1.00	34,000	—
	SERP	1.00	15,000	—
_______________________________________________________________________________

(a)
Amounts comprise the actuarial present value of the individual's accumulated benefit under the Pension Plan and SERP as of December 31, 2015, assuming retirement at age 62 with benefits payable on a straight life annuity basis, based on assumptions used for financial reporting purposes under generally accepted accounting principles, including a 4.31% discount rate determined as set forth in the Annual Report on Form 10-K for the year ended December 31, 2015, in Item 8 (Financial Statements and Supplementary Data) in the

Financial Supplement under Note 8 (Pension Plans and Other Postretirement Benefits Plans) to the Consolidated Financial Statements. The Pension Plan and SERP provide for a reduction in pension benefits to individuals who elect early retirement ranging from a 17% reduction for retirement at age 55 to no reduction for retirement at age 62. Although these amounts appear as a lump sum, they are generally paid as an annuity. The amount reported is an accounting value and was not realized by the individual in cash during 2015. The amounts include benefits that the individual may not currently be entitled to receive because the individual is not vested in such benefits.
Retirement Plan for Salaried Employees
Full-time salaried employees who are 21 or older and who have one or more years of service are eligible to participate in our Retirement Plan for Salaried Employees, or Pension Plan. Under this basic retirement plan, pension benefits are based upon (a) the employee’s average annual compensation for the 60 consecutive months in which his or her compensation is highest during the last 180 months of continuous participation, and (b) the number of years of the employee’s credited Grace service. At age 62, a participant is entitled to full benefits under the Pension Plan but a participant may elect reduced payments upon early retirement beginning at age 55. For purposes of the Pension Plan, compensation generally includes base salary and AICP awards; however, for 2015, federal income tax law limits to $260,000 the annual compensation on which benefits under the Pension Plan may be based. As of December 31, 2015, Mr. Festa, Mr. Poling and Mr. Shelnitz are eligible for early retirement under the Pension Plan. The Pension Plan is further described in Item 8 (Financial Statements and Supplementary Data) in the Financial Supplement under Note 8 (Pension Plans and Other Postretirement Benefits Plans) to the Consolidated Financial Statements and in Item 7 (Management's Discussion and Analysis of Financial Condition and Results of Operations under the caption "Financial Condition, Liquidity, and Capital Resources—Employee Benefit Plans—Defined Benefit Pension Plans") in the Financial Supplement.
Supplemental Executive Retirement Plan
We also have an unfunded, nonqualified Supplemental Executive Retirement Plan, or SERP, under which an employee will receive the full pension to which he or she would be entitled in the absence of the limitations described above and other limitations imposed under federal income tax law. In addition, the SERP recognizes deferred base salary, deferred annual incentive compensation awards and, in some cases, periods of employment during which an employee was ineligible to participate in the basic retirement plan. In respect to payments, the SERP generally operates in the same manner as the Pension Plan. Since 2001, we have not permitted deferrals of base salary or incentive compensation. As of December 31, 2015, Mr. Festa, Mr. Poling and Mr. Shelnitz are eligible for early retirement under the SERP. The SERP is further described in Item 8 (Financial Statements and Supplementary Data) in the Financial Supplement under Note 8 (Pension Plans and Other Postretirement Benefits Plans) to the Consolidated Financial Statements and in Item 7 (Management's Discussion and Analysis of Financial Condition and Results of Operations under the caption "Financial Condition, Liquidity, and Capital Resources—Employee Benefit Plans—Defined Benefit Pension Plans") in the Financial Supplement.
Non-Qualified Deferred Compensation Plan
The following table summarizes the compensation deferred by the named executive officer pursuant to the provisions of Grace’s incentive compensation plan in 1998, under which certain employees were permitted to voluntarily defer receipt of shares of Grace common stock. Deferred shares under the plan are fully vested and may be distributed to the plan beneficiary upon retirement or termination of service with us. Since 1998, executives may no longer defer receipt of shares under the plan, although existing balances remain in place.

Fiscal Year 2015 Non-Qualified Deferred Compensation

Name	Executive Contributions in Fiscal Year 2015 ($)	Registrant Contributions in Fiscal Year 2015 ($)	Aggregate Earnings in Fiscal Year 2015 ($)		Aggregate Withdrawals/ Distributions in Fiscal Year 2015 ($)	Aggregate Balance at Fiscal Year 2015 End ($)
M. A. Shelnitz	—	—	39,568	(a)	—	938,222	(b)
_______________________________________________________________________________

(a)
Amount represents the change in value of 9,420.8496 shares of Grace common stock held in the plan based on the closing prices of Grace common stock on December 31, 2014, of $95.39 and December 31, 2015, of $99.59. Amounts reflected are not included in the Summary Compensation Table above because the earnings are not “above market.”

(b)	Amount represents the value of 9,420.8496 shares of Grace common stock deferred under the plan based on the closing price of Grace common stock on December 31, 2015, of $99.59.
Potential Payments Upon Termination or Change-In-Control
The following table sets forth potential payments to executive officers named in the Summary Compensation Table above in the event of the listed events, calculated under the assumption that employment terminated on the last day of 2015. The following table does not include payments pursuant to contracts, agreements, plans and arrangements that do not discriminate in scope, terms or operation, in favor of executive officers and that are available generally to all salaried employees. The value of payments to be made following termination of employment pursuant to the Grace Retirement Plan and the Grace SERP are described above under the caption "—Pension Benefits." The value of payments to be made following termination of employment pursuant to Mr. Shelnitz's deferred shares arrangement are described above under the caption "—Non-Qualified Deferred Compensation Plan."

Name	Involuntary Termination Without Cause ($)(a)	Change-in-Control ($)(b)	Involuntary Termination Without Cause Following Change-in- Control ($)(c)(d)(e)		Death ($)(c)(d)(f)	Disability ($)(c)(d)(g)
A. E. Festa	3,412,500	1,508,907	11,362,665		4,050,165	3,870,165
H. La Force III	750,000	309,557	3,825,861		975,861	896,694
G. E. Poling	1,600,000	569,041	5,862,989		1,616,321	1,436,321
M. A. Shelnitz	850,000	208,641	2,955,897		703,397	597,147
E. C. Brown	562,500	88,157	2,454,754	(h)	467,254	442,254
_______________________________________________________________________________

(a)
Consists: (i) in the case of Mr. Festa, of minimum severance payments pursuant to his employment agreement as described below under “—Termination and Change-in-Control Arrangements—CEO Severance Arrangements;” and (ii) in the case of the other executive officers, minimum severance payments pursuant to severance agreements as described below under “—Termination and Change-in-Control Arrangements—Other Executive Officer Severance Arrangements.” Amount excludes LTIP payments (in amounts set forth below in footnote (c)) and/or AICP payments that executive officers may receive in the discretion of the Grace Compensation Committee as described below under “—Termination and Change-in-Control Arrangements.”

(b)
Upon change-in-control, stock options immediately become fully vested and exercisable. Amount shown represents the in-the-money value of unvested stock options as of December 31, 2015. See "--Treatment of Equity-based Compensation in the Separation."

(c)
Includes the value of shares issued under the 2013-2015 Performance-based Units (PBUs) (as included in the "Option Exercises and Stock Vested in 2015" table) and the value of shares to be issued under the 2014-2016 Performance-based Units (PBUs) calculated as described below under “—Long Term Incentive Plan (Amended and Restated 2011 and 2014 Stock Incentive Plans—Performance-Based Unit (PBU) and Restricted Stock Unit (RSU) Awards)” under the assumption that the 2014 PBUs pay out at the target amount. See "--Treatment of Equity-based Compensation in the Separation."

Name	2013-2015 PBUs ($)*	2014-2016 PBUs ($)
A. E. Festa	1,552,210	1,520,654
H. La Force III	335,618	295,155
G. E. Poling	506,714	536,736
M. A. Shelnitz	230,750	196,770
E. C. Brown	—	106,883

(d)
Includes the value of shares to be issued under the 2015-2017 Restricted Stock Units (RSUs) calculated as described below under “-Long Term Incentive Plan (Amended and Restated 2011 and 2014 Stock Incentive Plans—Performance-Based Unit (PBU) and Restricted Stock Unit (RSU) Awards).” See "--Treatment of Equity-based Compensation in the Separation."

Name	2015-2017 RSUs ($)
A. E. Festa	489,801
H. La Force III	95,088
G. E. Poling	172,871
M. A. Shelnitz	63,377
E. C. Brown	172,871

(e)
Includes contractual payments pursuant to each executive’s respective Change-in-Control Severance Agreement calculated under the assumption that no excise tax will apply and excludes AICP payments executive officers may receive under certain circumstances in the discretion of the Grace Compensation Committee as described below under “—Termination and Change-in-Control Arrangements—Annual Incentive Compensation Plan” as follows:

Name	Change-in-Control Severance Payments ($)
A. E. Festa	7,800,000
H. La Force III	3,100,000
G. E. Poling	4,646,668
M. A. Shelnitz	2,465,000
E. C. Brown	2,175,000

(f)
Includes the sum of payments under the Grace Executive Salary Protection Plan (“ESPP”) during the first year following death. Amount excludes AICP payments executive officers may receive under certain circumstances in the discretion of the Grace Compensation Committee as described below under “-Termination and Change-in-Control Arrangements.” During subsequent years after death until the specified termination year (reflecting the executive officer’s age as of December 31, 2015), the sum of payments each year would be as follows:

Name	ESPP Payments Each Year Following Year of Death ($)	Year of Termination of Payments*
A. E. Festa	487,500	2025
H. La Force III	250,000	2026
G. E. Poling	400,000	2021
M. A. Shelnitz	212,500	2024
E. C. Brown	187,500	2026
_______________________________________________________________________________
*    Payments terminate 10 years following death; however, if the executive officer is over age 55 at the time of death, the duration of payments is reduced.

(g)
Includes sum of payments under the ESPP during the first 12-month period following disability, assuming the executive officer remains disabled for at least 12 consecutive months as reflected in the following table. Amounts reflect the offset of expected payments under Grace’s long-term and short-term disability plans that are based, in part, on the duration of the executive officer’s employment. Amount excludes AICP payments executive officers may receive under certain circumstances in the discretion of the Grace Compensation Committee as described below under “—Termination and Change-in-Control Arrangements—Annual Incentive Compensation Plan.” During subsequent 12-month periods after disability until the specified termination year or earlier death or end of disability, the sum of payments each year would be:

Name*	ESPP Payments During 12-Month Period Following Disability ($)	ESPP Payments During Subsequent 12-Month Periods ($)	Year of Termination of Payments
A. E. Festa	307,500	225,000	2024
H. La Force III	170,833	50,000	2029
G. E. Poling	220,000	120,000	2020
M. A. Shelnitz	106,250	42,500	2023
E. C. Brown	162,500	37,500	2028
_______________________________________________________________________________

*
Due to the offset of expected payments under Grace’s long-term and short-term disability plans, Grace expects that Mr. Poling would not receive any additional payments under the ESPP after the first year of disability.

(h)
In addition, in the event of the involuntary termination by Grace of Ms. Brown's employment, without cause or performance issues, within two years of her relocation to Maryland, Grace will pay all necessary moving expenses, including tax gross-ups, to a location of her choice within the continental United States.

Termination and Change-in-Control Arrangements
Change-in-Control Severance Agreements
We have entered into change-in-control severance agreements with all of our executive officers, which renew automatically unless the Grace Board of Directors elects not to renew them. These agreements generally provide that in the event of the involuntary termination of the individual’s employment without cause (including constructive termination caused by a material reduction in his or her authority or responsibility or by certain other circumstances) following a “change-in-control,” he or she will generally receive a severance payment equal to three times the sum of his or her annual base salary plus target annual incentive compensation, subject to reduction, pro rata in the case of an executive officer who is within 36 months of normal retirement age (65) or, under certain circumstances, to minimize the effect of certain excise taxes if applicable. For purposes of the severance agreements, “change-in-control” means the acquisition of 20% or more of the outstanding Grace common stock (but not if such acquisition is the result of the sale of common stock by Grace that has been approved by Grace’s Board of Directors), the failure of Board-nominated directors to constitute a majority of any class of Grace’s Board of Directors, the occurrence of a transaction in which the stockholders of Grace immediately preceding such transaction do not own more than 50% of the combined voting power of the entity resulting from such transaction, or the liquidation or dissolution of Grace. The severance amount would be paid in a single lump-sum after termination. Our change-in-control severance agreements do not provide for any “gross up” or other payments in respect of taxes owed by our executive officers following a termination of employment. The description of the severance agreements in this Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the form of such agreement, which has been filed with the SEC.
CEO Severance Arrangements
Under the terms of Mr. Festa’s employment agreement, if we terminate Mr. Festa’s employment without cause, or he terminates his employment as a result of constructive discharge, he would be entitled to a severance payment equal to two times a dollar amount equal to 175% of his annual base salary at the time of his termination. The severance amount would be paid in installments over a period of 24 months; however, at Mr. Festa’s option, as approved by the Grace Compensation Committee, the entire severance amount may be paid in a single lump-sum after termination. Severance payments under Mr. Festa’s employment agreement are contingent upon Mr. Festa’s execution of an agreement releasing Grace from liabilities related to Mr. Festa’s employment by Grace. The description of Mr. Festa's employment agreement in this Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the agreement, which has been filed with the SEC.

Other Executive Officer Severance Arrangements
In addition to Mr. Festa's severance arrangement described above, we have entered into severance arrangements with our other named executive officers. Under the terms of these severance arrangements, in the event of the involuntary termination of the executive officer’s employment under circumstances that would qualify the executive officer for severance pay under the severance plan that generally covers our salaried employees, the executive officer would be entitled to severance pay equal to two times his or her annual base salary, in the case of Messrs. Poling and Shelnitz, or one and one-half times his or her annual base salary, in the case of Mr. La Force and Ms. Brown. The severance amount would be paid in installments in the form of salary continuation; however an executive officer could elect to receive the entire severance amount as a single lump sum after termination in conjunction with the termination of certain employee benefit coverage. Severance payments are contingent upon the named executive officer’s execution of an agreement releasing Grace from liabilities related to his or her employment by Grace. In connection with the separation, we have agreed that, in the event of the involuntary termination by Grace of Ms. Brown's employment, without cause or performance issues, within two years of her relocation to Columbia, Maryland, Grace will pay all necessary moving expenses, including tax gross-ups, to a location of her choice within the continental United States. Other than with respect to the amount of severance and Ms. Brown's relocation arrangement, the severance arrangements for these named executive officers are the same. The description of the severance arrangements in this Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the severance arrangements and the Grace Severance Pay Plan for Salaried Employees, each of which has been filed with the SEC.
Executive Salary Protection Plan
All executive officers participate in the Executive Salary Protection Plan which provides that, in the event of a participant’s disability or death prior to age 70, we will continue to pay all or a portion of base salary to the participant or a beneficiary for a period based on the participant’s age at the time of disability or death. Payments under the plan may not exceed 100% of base salary for the first year and 60% thereafter in the case of disability (50% in the case of death). Any payment under the plan as a result of disability would be reduced by the amount of disability income received under Grace’s long-term and short-term disability plans that are generally applicable to U.S. salaried employees. The payments would be paid in installments in the form of salary continuation. The description of the plan in this Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the text of the Executive Salary Protection Plan which is filed with the SEC.
Annual Incentive Compensation Plan
An employee whose employment terminates prior to an AICP payout date will generally not receive an AICP payment. However, an employee whose employment terminates prior to the payout date may receive an AICP award payment in the discretion of the Grace Compensation Committee. If an employee whose employment terminates prior to the end of a year receives an AICP award payment for that year, the amount of the AICP award payment will generally be prorated for the period of the employee’s service during the year and paid at the time the award is paid to active Grace employees. The description of the plan in this Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the text of the AICP which is filed with the SEC.
Long Term Incentive Plan (Amended and Restated 2011 and 2014 Stock Incentive Plans—Performance-Based Unit (PBU) and Restricted Stock Unit (RSU) Awards)
An employee whose employment terminates prior to the payout date will forfeit any unpaid PBU or RSU award payment if employment terminates for any of the following reasons:

•	voluntary termination without the consent of the Grace Compensation Committee;

•	retirement under a Grace retirement plan prior to age 62 without the consent of the Grace Compensation Committee; or

•	termination for cause.
An employee whose employment terminates prior to the payout date will receive a PBU or RSU award payment if employment terminates for any of the following reasons:

•	retirement under a Grace retirement plan either at or after age 62;

•	death or disability; or

•
involuntary termination after a change in control of Grace (“change in control” means that a person beneficially owns 20% or more of the outstanding Grace common stock (but not if such ownership is the result of the sale of Grace common stock by Grace that has been approved by Grace’s Board of Directors or pursuant to a plan of reorganization that is confirmed and effective), the failure of Board-nominated directors to constitute a majority of any class of the Grace Board of Directors, the occurrence of a corporate transaction in which the stockholders of Grace immediately preceding such transaction do not own more than 50% of the combined voting power of the entity resulting from such transaction, or the liquidation or dissolution of Grace).

In the discretion of the Grace Compensation Committee, an employee whose employment terminates for a reason that is not described above (i.e. involuntary termination not for cause or transfer to the buyer of a Grace business unit) prior to the payout date may receive a PBU or RSU award payment. If an employee whose employment terminates prior to the end of a PBU or RSU performance period receives a PBU or RSU award payment for that performance period, the amount of the PBU or RSU award payment will generally be prorated for the period of the employee’s service during the performance period and paid at the time the award is paid to active Grace employees. The description of the Amended and Restated 2011 and 2014 Stock Incentive Plans and the PBU Awards and RSU Awards in this Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the text of the Amended and Restated 2011 and 2014 Stock Incentive Plans, the Form of Performance-based Unit Grant Agreement and the Form of Restricted Stock Unit Grant Agreement, which are filed with the SEC.
Long Term Incentive Plan (2011, Amended and Restated 2011 and 2014 Stock Incentive Plans—Stock Option Awards)
Any stock option held by an employee whose employment terminates prior to exercise will terminate:

•	when employment terminates, if employment terminates voluntarily, without the consent of the Grace Compensation Committee, or for cause;

•	three years after employment terminates, if employment terminates due to death or incapacity;

•
three years after employment terminates, if employment terminates due to retirement under a Grace retirement plan, provided the employee continues to serve Grace until the first installment of the stock option becomes exercisable; or

•
three months (subject to extension by the Grace Compensation Committee for up to three years) after employment terminates, if employment terminates for another reason; however, if the holder dies or becomes incapacitated during the three-month period (or such longer period as the Compensation Committee approves) the option shall terminate three years after employment termination.

In the event of a Change in Control, any Grace stock options outstanding under the 2011, Amended and Restated 2011 and 2014 Stock Incentive Plans that are not exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant. For purposes of the 2011, Amended and Restated 2011 and 2014 Stock Incentive Plans, “change in control” means:

•	the acquisition of 20% or more of the outstanding common stock of Grace (but not if such acquisition is the result of the sale of Grace common stock by Grace that has been approved by

Grace’s Board of Directors);

•	the failure of Board-nominated directors to constitute a majority of any class of the Grace Board of Directors;

•
the occurrence of a transaction in which the stockholders of Grace immediately preceding such transaction do not own more than 50% of the combined voting power of the entity resulting from such transaction; or

•	the liquidation or dissolution of Grace.
The description of the 2000, 2011, Amended and Restated 2011 and 2014 Stock Incentive Plans—Stock Option Awards in this Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the text of the 2000, 2011, Amended and Restated 2011 and 2014 Stock Incentive Plans and the Form of Stock Option Grant Agreement, which are filed with the SEC.

GENERAL INFORMATION
Annual Report
Our 2015 Annual Report, containing audited financial statements, accompanies this Proxy Statement. Stockholders may also obtain a copy of the Form 10-K (including the financial statements and any financial statement schedules), without charge, upon written request to:
W. R. Grace & Co.
Attn: Grace Shareholder Services
7500 Grace Drive
Columbia, Maryland 21044
Other Matters
Our Board knows of no other matters that will be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote according to their best judgment.
The expenses of preparing, printing and mailing this notice of meeting and proxy materials, making them available over the Internet, and all other expenses of soliciting proxies will be borne by us. In addition, our directors, officers and employees, who will receive no compensation in addition to their regular salary or other compensation, may solicit proxies by personal interview, mail, telephone, facsimile, e-mail, Internet or other means of electronic transmission.
On behalf of the Board of Directors,
Mark A. Shelnitz
Vice President, General Counsel and Secretary

Dated: March 24, 2016

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail
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: INTERNET/MOBILE – www.proxypush.com/gra Use the Internet to vote your proxy until 11:59 p.m. (ET) on May 4, 2016. Scan code below for mobile voting.

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* MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

ò Please detach here ò

The Board of Directors recommends a vote FOR all nominees, and FOR Proposals 2 and 3.

1.	Election of directors:
Nominees – Class II (Term expiring 2019):
		FOR	AGAINST	ABSTAIN
01	Diane H. Gulyas	☐	☐	☐

02	Jeffry N. Quinn	☐	☐	☐

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016				☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Advisory vote to approve named executive officer compensation as described in our proxy materials				☐	FOR	☐	AGAINST	☐	ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.
Address Change? Mark box, sign, and indicate changes below: ☐
Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, adminis-
trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

See reverse for voting instructions.

W. R. GRACE & CO.
ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 5, 2016
9:00 a.m. Eastern Time
Ten Oaks Ballroom
5000 Signal Bell Lane
Clarksville, Maryland 21029

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting To Be Held on May 5, 2016:
The Notice of Annual Meeting of Stockholders and Proxy Statement and Annual Report are available at proxymaterials.grace.com proxy

Proxy Solicited by Board of Directors for Annual Meeting - May 5, 2016

Fred Festa and Mark Shelnitz, or either of them, each with the power of substitution, are hereby appointed as proxies and are hereby authorized to represent and vote all the shares of the undersigned as designated on the reverse side of this ballot, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of W. R. Grace & Co. to be held on Thursday, May 5, 2016, at 9:00 a.m. Eastern Time or at any postponement or adjournment thereof. The undersigned hereby acknowledges receipt of the accompanying Notice of 2016 Annual Meeting of Stockholders and Proxy Statement and revokes any proxy heretofore given with respect to such meeting or any postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such directions are indicated, this proxy, when properly executed, will be voted FOR all the nominees, and FOR Proposals 2 and 3.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

See reverse for voting instructions.